Exhibit 2.1

EXECUTION COPY

$100,000,000

CREDIT AGREEMENT

among

THE CAYMAN ISLANDS BRANCH OF
COMPAÑÍA CERVECERÍAS UNIDAS S.A.,

as Borrower,

     CERVECERA CCU CHILE LIMITADA
and
EMBOTELLADORAS CHILENAS UNIDAS S.A.,
as Guarantors,

VARIOUS LENDING INSTITUTIONS,

JPMORGAN CHASE BANK,
as Administrative Agent,

and

     J.P. MORGAN SECURITIES INC.,
as Lead Arranger and Book Running Manager

Dated as of November 4, 2004

CREDIT AGREEMENT, dated as of November 4, 2004, among the Borrower (as defined in Section 10), CERVECERA CCU CHILE LIMITADA, and EMBOTELLADORAS CHILENAS UNIDAS S.A., the lenders party hereto from time to time (each, a “Lender” and, collectively, the “Lenders”), JPMORGAN CHASE BANK, acting as administrative agent in the manner and to the extent described in Section 11 (in such capacity, the “Administrative Agent”), and J.P. MORGAN SECURITIES INC., as lead arranger and book running manager (in such capacity, the “Lead Arranger”). Capitalized terms used herein shall have the respective meanings ascribed to such terms in Section 10.

W I T N E S S E T H:

     WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrower the credit facility provided for herein;

      NOW, THEREFORE, IT IS AGREED:

      SECTION 1. Amount and Terms of Credit.

      1.1 The Commitments.

     (a) The Commitments. Subject to and upon the terms and conditions set forth herein, each Lender severally (and not jointly) agrees to make a term loan (each, a “Loan” and, collectively, the “Loans”) to the Borrower, which Loans (i) may only be incurred by the Borrower pursuant to a single Borrowing, to occur on any Business Day on or after the date of the satisfaction of each of the conditions set forth in Section 4 of this Agreement and on or prior to the Commitment Termination Date, in an aggregate principal amount of up to $100,000,000, (ii) shall be denominated in Dollars, (iii) except as otherwise provided in Section 1.5, shall be incurred and maintained as LIBOR Loans, and (iv) shall not exceed for any Lender at the time of incurrence thereof that aggregate principal amount which equals the Commitment of such Lender (before giving effect to any reduction thereof on such date pursuant to Section 2.3) . Loans repaid or prepaid may not be reborrowed.

     (b) Notice of Borrowing. Whenever the Borrower desires to incur Loans pursuant to Section 1.1(a), the Borrower shall give the Administrative Agent at the Notice Office at least three Business Days’ prior written notice thereof, provided that any such notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. (New York time) on such day. Such written notice (the “Notice of Borrowing”) shall, except as provided in Section 1.5, be irrevocable and shall be given by the Borrower substantially in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Loans to be incurred pursuant to the Borrowing, the date of the Borrowing (which shall be a Business Day) and the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Lender written notice of the proposed Borrowing, of such Lender’s proportionate share thereof and of the other matters required to be specified in the Notice of Borrowing.

     (c) Disbursement of Funds. No later than 12:00 Noon (New York time) on the date specified in the Notice of Borrowing, each Lender will make available its pro rata share (determined in accordance with Section 1.2) of the Borrowing requested to be made on such date. All such amounts shall be made available to the Administrative Agent in Dollars and in immediately available funds at the Payment Office and the Administrative Agent will make available to the Borrower, at the bank account in New York to be designated by the Borrower to the Administrative Agent in the Notice of Borrowing, the aggregate of the amounts so made available by the Lenders in the type of funds received. Unless the Administrative Agent shall have been notified by any Lender prior to the respective Borrowing Date that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing to be made on the Borrowing Date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the Borrowing Date and the Administrative Agent, in reliance upon such assumption, may (but shall not be obligated to) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made the same available to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the Federal Funds Rate for the first three days and at the interest rate otherwise applicable to such Loans for each day thereafter and (ii) if recovered from the Borrower, the rate of interest applicable to the Borrowing as determined pursuant to Section 1.3. Nothing in this Section 1.1(c) shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make its Loans hereunder.

     (d) Notes. (i) The Borrower’s obligation to pay the principal of, and interest on, each of the Loans made by the Lenders shall be evidenced by one promissory note duly executed and delivered by the Borrower to each Lender substantially in the form of Exhibit B, with blanks appropriately completed in conformity herewith (each a “Note” and, collectively, the “Notes”). The Note issued to each Lender shall (A) be executed by the Borrower, (B) be payable to such Lender or its registered assigns and be dated the Borrowing Date (or, if issued after the Borrowing Date, be dated the date of the issuance thereof), (C) be in a stated principal amount equal to the aggregate amount of the Loan made by such Lender on the Borrowing Date (or, if issued on any other date, be in a stated principal amount equal to the outstanding principal amount of the Loan of such Lender at such time) and be payable in the outstanding principal amount of the Loans evidenced thereby, (D) mature on the Final Maturity Date, (E) bear interest as provided in the appropriate clause of Section 1.3 in respect of LIBOR Loans or, to the extent applicable, Base Rate Loans, evidenced thereby, (F) be subject to voluntary prepayment as provided in Section 3.1, and mandatory repayment as provided in Section 3.2, and (G) be entitled to the benefits of this Agreement and the other Credit Documents.

     (ii) Each Lender will maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender as a result of the Loan of such Lender, including the amounts of principal, interest and other amounts payable and paid to such Lender from time to time under this Agreement and the Note evidencing such Loan. The entries made by each Lender in such accounts shall constitute prima facie evidence of the existence and amounts of the Loan and other Obligations therein recorded; provided, however, that the failure of any Lender to maintain such account or accounts, or any error therein, shall not in any manner affect the obligations of the Borrower to repay or pay the Loan made by such Lender, accrued interest thereon and the other Obligations of the Borrower to such Lender hereunder in accordance with the terms of this Agreement.

     1.2 Pro Rata Borrowings. All Borrowings of Loans shall be incurred from the Lenders pro rata on the basis of their Commitments. It is understood that no Lender shall be responsible for any failure by any other Lender to make a Loan hereunder and that each Lender shall be obligated to make the Loan provided to be made by it hereunder, regardless of the failure of any other Lender to make a Loan.

     1.3 Interest. (a) The Borrower hereby agrees to pay interest in respect of the unpaid principal amount of each LIBOR Loan from the date of Borrowing thereof until the earlier of (x) the maturity (whether by acceleration or otherwise) of such LIBOR Loan and (y) the conversion of such LIBOR Loan to a Base Rate Loan pursuant to Sections 1.5, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of LIBOR for such Interest Period plus the relevant Applicable Margin as in effect from time to time during such Interest Period.

     (b) The Borrower hereby agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of Borrowing thereof pursuant to Section 1.5 until the earlier of (x) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (y) the reconversion of such Base Rate Loan to a LIBOR Loan pursuant to said Section 1.5, at a rate per annum which shall, at all times applicable thereto, be equal to the sum of the Base Rate as in effect from time to time plus the relevant Applicable Margin as in effect from time to time.

     (c) Following the occurrence and during the continuance of any Default described in Sections 8.1 and/or 8.5 and/or the occurrence of any Event of Default, each Loan shall bear interest at a rate per annum which is 2% in excess of the rate then borne by such Loan. To the extent permitted by law, any other overdue amount payable hereunder, shall in each case, bear interest at a rate per annum which is 2% in excess of the rate that would otherwise be applicable to Base Rate Loans from time to time. Interest which accrues under this Section 1.3(c) shall be payable on demand.

     (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each LIBOR Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, (ii) in respect of each Base Rate Loan, (x) in the event that all Lenders have converted their LIBOR Loans to Base Rate Loans pursuant to Section 1.5, quarterly in arrears on the last Business Day of each March, June, September and December, and (y) in the event that some, but not all, Lenders have converted their LIBOR Loans to Base Rate Loans pursuant to Section 1.5, at the time that interest is payable in respect of the LIBOR Loans of which such Base Rate Loans are considered a part (as contemplated by the proviso to the definition of “Borrowing”), and (iii) in respect of each Loan, on any repayment or prepayment of such Loan (on the amount repaid or prepaid), at maturity of such Loan (whether by acceleration or otherwise) and, after such maturity, on demand.

     (e) Upon each Interest Determination Date, the Administrative Agent shall determine LIBOR for the respective Interest Period or Interest Periods and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

     1.4 Interest Periods. At the time that the Borrower gives the Notice of Borrowing in respect of the initial incurrence of any LIBOR Loan (in the case of the initial Interest Period applicable thereto) or prior to 11:00 A.M. (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to such LIBOR Loan (in the use of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Administrative Agent written notice thereof, the interest period (each, an “Interest Period”) applicable to such LIBOR Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period, provided, that (in each case):

      (i) all LIBOR Loans comprising a Borrowing shall at all times have the same Interest Period;

     (ii) the initial Interest Period for a LIBOR Loan shall commence on the date of Borrowing of such LIBOR Loan (including the date of any conversion thereto from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such LIBOR Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

     (iii) if any Interest Period for a LIBOR Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

     (iv) if any Interest Period for a LIBOR Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a LIBOR Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and

     (v) no Interest Period other than a one month Interest Period may be selected at any time when a Default or an Event of Default is then in existence.

     If by 11:00 A.M. (New York time) on the third Business Day prior to the expiration of any Interest Period applicable to a Borrowing of LIBOR Loans, the Borrower has failed to elect a new Interest Period to be applicable to such LIBOR Loans as provided above, such LIBOR Loans shall be continued as LIBOR Loans with an Interest Period of equal length as the then current Interest Period and effective as of the expiration date of such current Interest Period.

    1.5 Increased Costs, Illegality, etc. (a) In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Lender, shall have reasonably determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

    (i) on any Interest Determination Date, that, by reason of any changes arising after the Effective Date affecting the relevant interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of “LIBOR”; or

    (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any LIBOR Loan because of (x) any change since the Effective Date in any applicable law or governmental rule, regulation, order, guideline, or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request such as, but not limited to: (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on the LIBOR Loans or the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income (or any franchise tax based on net income) of such Lender pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or (B) a change in official reserve requirements, but, in all events, excluding any reserves required under Regulation D to the extent such reserves have been included in the computation of LIBOR and/or (y) other circumstances occurring after the Effective Date affecting such Lender, the relevant interbank LIBOR market or the position of such Lender in such market; or

    (iii) at any time since the Effective Date, that the making or continuance of any LIBOR Loan has been made (x) unlawful by any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law but with which such Lender customarily complies even though the failure to comply therewith would not be unlawful), or (y) impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the relevant interbank LIBOR market;

then, and in any such event, such Lender (or the Administrative Agent in the case of clause (i) above) shall promptly give notice to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). After the occurrence of any such event, (x) in the case of clause (i) above, LIBOR Loans shall no longer be available and (A) any Notice of Borrowing given by the Borrower with respect to LIBOR Loans which have not yet been incurred shall, at the Borrower’s option upon notice to the Administrative Agent, either be deemed rescinded by the Borrower or converted into a Notice of Borrowing for Base Rate Loans, and (B) each outstanding LIBOR Loan shall be deemed converted into a Borrowing of Base Rate Loans, in each case until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist (at which time, on the third Business Day following such notice, such Base Rate Loans shall be deemed reconverted into LIBOR Loans with an Interest Period of one month), (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, within five Business Days after its written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable judgment shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender prepared in good faith, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.5(b) as promptly as possible and, in any event, within the time period required by law.

     (b) At any time that any LIBOR Loan is affected by the circumstances described in Section 1.5(a)(ii), the Borrower may, and in the case of a LIBOR Loan affected pursuant to Section 1.5(a)(iii), the Borrower shall, either (x) if the affected LIBOR Loan is then being made initially pursuant to Section 1.1(a), cancel said Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender or the Administrative Agent pursuant to Section 1.5(a)(ii) or (iii), as applicable, or require the affected Lender to make its portion of such Borrowing as a Base Rate Loan upon notification thereof to the Administrative Agent, or (y) if the affected LIBOR Loan is then outstanding, upon at least three Business Days’ notice to the Administrative Agent, require the affected Lender to convert such affected LIBOR Loan into a Base Rate Loan until such time as such Lender notifies the Borrower and the Administrative Agent that the circumstances specified in Section 1.5(a)(ii) or (iii) giving rise to such conversion no longer exist (at which time, on the third Business Day following such notice, such Base Rate Loan shall be deemed reconverted into a LIBOR Loan and having an Interest Period expiring on the last day of the Interest Period originally applicable to the Borrowing of the respective affected LIBOR Loan (or, as appropriate, on the last day of the succeeding Interest Period or Interest Periods originally applicable to the Borrowing of the respective affected LIBOR Loan)).

     (c) If any Lender determines that after the Effective Date the introduction of or any change in any applicable law or governmental rule, regulation, guideline, order, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by the NAIC or any Governmental Authority, central bank or comparable body will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender’s Commitment hereunder or its obligations hereunder, then the Borrower agrees to pay to such Lender, within five Business Days after its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender’s determination of compensation owing under this Section 1.5(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.5(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the Borrower’s obligation to pay additional amounts pursuant to this Section 1.5(c) .

     (d) Notwithstanding anything to the contrary contained above in this Section 1.5, unless a Lender gives notice to the Borrower that the Borrower is obligated to pay any amount under this Section 1.5 within 120 days after the later of (x) the date such Lender incurs the respective increased costs, reduction in the amounts received or receivable hereunder or reduction in return of capital or (y) the date such Lender has actual knowledge of its incurrence of the respective increased costs, reduction in the amounts received or receivable hereunder or reduction in return of capital, such Lender only shall be entitled to be compensated for any such amount by the Borrower pursuant to this Section 1.5 to the extent that any such amounts are incurred or suffered on or after the date which occurs 120 days prior to such Lender giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to this Section 1.5; provided, however, that if the circumstances giving rise to such claims have a retroactive effect, such 120-day period shall be extended to include the period of such retroactive effect. This Section 1.5(d) shall have no applicability to any Section of this Agreement other than to this Section 1.5.

     1.6 Compensation. The Borrower agrees to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting and the calculation of such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its LIBOR Loans, but excluding any loss of anticipated profits) which such Lender may sustain: (i) as a result, for any reason (other than a default by such Lender or the Administrative Agent), of a Borrowing of LIBOR Loans not occurring on a date specified therefor in a Notice of Borrowing or a notice delivered pursuant to Section 1.4 (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.5); (ii) as a result of any repayment or prepayment (including any repayment or prepayment made pursuant to Section 3 or as a result of an acceleration of the Loans pursuant to Section 8) or as result of the replacement of a Lender pursuant to Section 1.8 occurring on a date which is not the last day of an Interest Period with respect thereto; (iii) as a result of any prepayment of its LIBOR Loans not being made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its LIBOR Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election or conversion made pursuant to Section 1.5(a) or (b). A Lender’s basis for requesting compensation pursuant to this Section 1.6 and a Lender’s calculation of the amount thereof, shall, absent manifest error, be final and conclusive and binding on all parties thereto.

     1.7 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 1.5(a)(ii) or (iii), 1.5(c) or 3.4 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loan affected by such event; provided, however, that such designation is made on such terms that, in the sole judgment of such Lender, such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of mitigating or avoiding the consequences of the event giving rise to the operation of such Section. Nothing in this Section 1.7 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 1.5 or Section 3.4.

     1.8 Replacement of Lenders. (i) If any Lender becomes a Defaulting Lender, (ii) upon the occurrence of an event giving rise to the operation of Section 1.5(a)(ii) or (iii), Section 1.5(c) or Section 3.4 with respect to any Lender which results in such Lender charging to the Borrower increased costs in excess of those being generally charged by the other Lenders or (iii) in the case of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Lenders as provided in Section 12.12(b), the Borrower shall have the right, if no Default or Event of Default then exists (or, in the case of preceding clause (iii), will exist immediately after giving to such replacement), to replace such Lender (the “Replaced Lender”) with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the “Replacement Lender”) and each of whom shall be required to be reasonably acceptable to the Administrative Agent, provided that (i) at the time of any replacement pursuant to this Section 1.8, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 12.4(b) (with all fees payable under said Section 12.4(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitment and the outstanding Loans of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (I) the principal of, and all accrued and unpaid interest on, the outstanding Loans of the Replaced Lender, plus (II) all accrued, but theretofore unpaid, Fees owing to the Replaced Lender and (ii) all obligations of the Borrower due and owing to the Replaced Lender at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above, the recordation of the assignment on the Register by the Administrative Agent pursuant to Section 12.18 and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.5, 1.6, 3.4, 11.8 and 12.1), which shall survive as to such Replaced Lender.

     SECTION 2. Fees; Termination or Reduction of Commitments.

     2.1 Fees. The Borrower agrees to pay to each Agent, for its own account, such fees as have been agreed to, and that may be agreed to from time to time, between such Agent and the Borrower, when and as due.

     2.2 Voluntary Termination or Reduction of Commitments. Upon at least three Business Days’ prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, to terminate or partially reduce the Total Commitment; provided that (x) any such termination or partial reduction shall apply proportionately and permanently to terminate or reduce the Commitment of each of the Lenders and (y) any partial reduction pursuant to this Section 2.2 shall be in the amount of at least $1,000,000.

     2.3 Mandatory Termination of Commitments. The Total Commitment shall terminate in its entirety (to the extent not theretofore terminated) on the earlier of (i) 5:00 P.M. (New York time) on the Commitment Termination Date, whether or not any Loans are incurred on such date, and (ii) unless the Required Lenders otherwise agree, the date on which a Change of Control occurs.

     SECTION 3. Repayment, Prepayments and Taxes.

     3.1 Voluntary Prepayments. The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 12:00 Noon (New York time) at the Notice Office at least five Business Days’ prior written notice of its intent to prepay Loans (or such shorter notice period as may be acceptable to the Administrative Agent), the amount of such prepayment, which notice the Administrative Agent shall promptly transmit to each of the Lenders; (ii) each partial prepayment of Loans shall be in an aggregate principal amount of at least $1,000,000 and in integral multiples of $1,000,000 in excess thereof (or, in either case, such lesser amount as may be acceptable to the Administrative Agent); (iii) at the time of any prepayment of any LIBOR Loans pursuant to this Section 3.1 on any day other than the last day of an Interest Period applicable thereto, the Borrower shall pay the amounts required pursuant to Section 1.6; and (iv) each prepayment of Loans pursuant to this Section 3.1 shall be applied to reduce the then remaining principal amounts of Loans outstanding on a pro rata basis (based on the then remaining unpaid principal amounts of such Loans outstanding after giving effect to all prior reductions thereto).

     3.2 Mandatory Prepayments and Repayments. (a) On the Final Maturity Date, the Borrower shall repay to the Administrative Agent for the ratable account of the Lenders the aggregate outstanding principal amount of Loans.

     (b) In addition to any other mandatory repayments pursuant to this Section 3.2, within five Business Days after each date on and after the Effective Date upon which the Borrower or any of its Subsidiaries (other than Viña San Pedro S.A. and Compañía Cervecerías Unidas Argentina S.A.) shall receive any cash proceeds from any Material Disposition, the Borrower shall prepay outstanding principal of the Loans in an amount equal to the product of (x) 100% of the Net Disposition Proceeds of such Material Disposition multiplied by (y) a fraction, the numerator of which is the sum of the aggregate outstanding principal amount of all Loans (in each case as of the date of such Material Disposition (but determined before giving effect to any repayment of Loans on such date)) and the denominator of which is the aggregate outstanding principal amount of the Borrower’s Indebtedness for borrowed money (as determined on such date (on an unconsolidated basis)); provided, however, that so long as no Default or Event of Default shall then exist, such proceeds shall not be required to be so applied within each such five Business Day period to the extent that the Borrower shall have delivered a certificate to the Administrative Agent within each such five Business Day period stating that such Net Disposition Proceeds shall be used or shall be committed to be used (pursuant to a definitive binding agreement (subject to customary and reasonable closing conditions)) to purchase replacement assets or other assets (other than working capital) to be used in a Permitted Business within 270 days following the date of such Material Disposition (which certificate shall set forth the estimates of the proceeds to be so expended); and provided further, that if all or any portion of such Net Disposition Proceeds not required to be applied to the prepayment of outstanding Loans is either (A) not so used or committed to be so used (pursuant to a definitive binding agreement (subject to customary and reasonable closing conditions)) within 270 days following the date of such Material Disposition or (B) if committed to be so used (pursuant to a definitive binding agreement (subject to customary and reasonable closing conditions)) within 270 days following the date of such Material Disposition and not so used within 15 months following the date of such Material Disposition, then, in either such case, such unused portion shall be applied on the date which is 270 days following the date of such Material Disposition in the case of clause (A) above or the date occurring 15 months following the date of such Material Disposition in the case of clause (B) above (or such earlier date on which such binding agreement is terminated) as a mandatory prepayment of principal of outstanding Loans.

     (c) In addition to any other mandatory repayments pursuant to this Section 3.2, within 10 days following each date on and after the Effective Date upon which the Borrower or any of its Subsidiaries (other than Viña San Pedro S.A. and Compañía Cervecerías Unidas Argentina S.A.) shall receive any cash proceeds from any Material Recovery Event, the Borrower shall prepay outstanding principal of the Loans in an amount equal to the product of (x) 100% of the Net Insurance Proceeds of such Material Recovery Event multiplied by (y) a fraction, the numerator of which is the aggregate outstanding principal amount of all Loans (as of the date of such Material Recovery Event (but determined before giving effect to any repayment of Loans on such date)) and the denominator of which is the aggregate outstanding principal amount of the Borrower’s Indebtedness for borrowed money (as determined on such date (on an unconsolidated basis)); provided, however, that so long as no Default or Event of Default shall then exist, such proceeds shall not be required to be so applied within each such 10-day period to the extent that the Borrower shall have delivered a certificate to the Administrative Agent within each such 10-day period stating that such proceeds shall be used or shall be committed to be used (pursuant to a definitive binding agreement (subject to customary and reasonable closing conditions)) to replace or restore any properties or assets in respect of which such Net Insurance Proceeds were paid within 270 days following the date of the receipt of such proceeds (which certificate shall set forth the estimates of the proceeds to be so expended); and provided further, that if all or any portion of such proceeds is either (A) not so used or committed to be so used (pursuant to a definitive binding agreement (subject to customary and reasonable closing conditions)) within 270 days following the date of such receipt or (B) if committed to be so used (pursuant to a definitive binding agreement (subject to customary and reasonable closing conditions)) within 270 days following the date of such receipt and not so used within 15 months following the date of such receipt, then, in either case, such unused portion shall be applied on the date which is 270 days following the date of such receipt in the case of clause (A) above or the date occurring 15 months following the date of such receipt in the case of clause (B) above (or such earlier date on which such binding agreement is terminated) as a mandatory prepayment of principal of outstanding Loans.

     (d) In addition to any other mandatory repayments pursuant to this Section 3.2, on each date on and after the Effective Date upon which the Borrower and/or any Guarantor shall make an optional or voluntary prepayment on account of any Indebtedness of such Person that is pari passu with the Loans, the Borrower shall prepay outstanding principal of the Loans in an amount equal to 100% of such optional or voluntary prepayment; provided, however, that so long as no Default or Event of Default shall then exist, the Borrower shall not be so required to prepay or apply such amounts on such date to the extent that the relevant optional or voluntary prepayment made on such date was made in connection with, or pursuant to, (i) revolving credit facilities of the Borrower and/or any Guarantor incurred solely for the working capital purposes of the Borrower or such Guarantor, as applicable, and (ii) credit facilities of the Borrower and/or any Guarantor incurred solely for the purpose of financing acquisitions (to the extent otherwise permitted hereunder) to the extent that the Indebtedness incurred pursuant to such credit facilities has a maturity within 15 months from the date of such incurrence (and such Indebtedness is repaid within such 15-month period).

     (e) Repayments of LIBOR Loans pursuant to this Section 3.2 that are made on a day other than the last day of an Interest Period applicable thereto shall be accompanied by any breakage costs and other amounts owing to each Lender pursuant to Section 1.6 and each repayment of Loans made pursuant to a Borrowing shall be applied to reduce the then remaining principal amount of Loans outstanding on a pro rata basis.

     (f) In addition to any other mandatory repayments pursuant to this Section 3.2, the Borrower shall repay in full all then outstanding Loans on the earlier of (x) the Final Maturity Date and (y) unless the Required Lenders agree, on the date on which a Change of Control occurs.

     3.3 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or under any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. Any payments under this Agreement or under any Note that are made later than 12:00 Noon (New York time) on any day shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension. In the event that any actions or operations must be undertaken to obtain Dollars with respect to the payment of any amount due by the Borrower hereunder or under any Note, interest shall continue to accrue on such amount until payment is made to the Administrative Agent’s account in connection with such amount and otherwise in the manner required hereunder. Nothing in this Agreement shall impair any of the rights of the Administrative Agent or of the Lenders under this Agreement, and nothing in this Agreement shall be construed to entitle the Borrower to refuse to make payments hereunder or under any Note in Dollars for any reason whatsoever (other than full and final payment indefeasibly in cash in Dollars of all amounts due hereunder and under the Notes in accordance with the terms hereof and thereof), including, without limitation, either of the following: (x) the purchase of Dollars in the Cayman Islands and/or Chile by any means becomes more onerous or burdensome for the Borrower than as of the Effective Date; or (y) the exchange rate in force in the Cayman Islands and/or Chile increases significantly from that in effect as of the Effective Date. All costs, expenses and taxes payable in connection with this Section 3.3 shall be for the account of the Borrower.

     3.4 Net Payments. (a) All payments made by any Credit Party hereunder (including any payments made by any Guarantor pursuant to Section 9) or under any Note will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income (or any franchise tax based on the net income) of a Lender, pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (collectively, “Taxes”). If any Taxes are so levied or imposed, each Credit Party jointly and severally agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. Each Credit Party will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by such Credit Party. Each Credit Party jointly and severally agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

     (b) If any Credit Party pays any additional amount under this Section 3.4 to a Lender and such Lender determines in good faith that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a “Tax Benefit”), such Lender shall pay to such Credit Party an amount that such Lender shall, in good faith, determine is equal to the net benefit, after tax, which was obtained by the Lender in such year as a consequence of such Tax Benefit; provided, however, that (i) any Lender may determine, in good faith consistent with the policies of such Lender, whether to seek a Tax Benefit; (ii) any Taxes that are imposed on a Lender as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Lender that otherwise would not have expired) of any Tax Benefit with respect to which such Lender has made a payment to any Credit Party pursuant to this Section 3.4(b) shall be treated as a Tax for which such Credit Party is obligated to indemnify such Lender pursuant to this Section 3.4 without any exclusions or defenses; (iii) nothing in this Section 3.4(b) shall require any Lender to disclose any confidential information to any Credit Party (including, without limitation, its tax returns); and (iv) no Lender shall be required to pay any Credit Party any amount pursuant to this Section 3.4(b) at any time that a Default or an Event of Default exists.

     (c) Each Lender agrees that it will use reasonable efforts (consistent with legal and regulatory restrictions and subject to overall policy considerations of such Lender) to (i) file any certificate or document or to furnish any information reasonably requested by the Borrower pursuant to any applicable treaty, law or regulation, or (ii) to designate a different applicable lending office of such Lender, if the making of such filing or the furnishing of such information or the designation of a different lending office would avoid the need for or reduce the amount of any additional amounts payable by any Credit Party pursuant to this Section 3.4 and would not, in the reasonable judgment of such Lender, be disadvantageous to such Lender.

     SECTION 4. Conditions Precedent to the Incurrence of Loans on the Borrowing Date. The obligation of each Lender to make Loans on the Borrowing Date pursuant to Section 1.1(a) is subject, at the time of the making of such Loans, to the satisfaction of the following conditions:

     4.1 Execution of Agreement; Notes; Occurrence of ECUSA Guaranty Event. The Effective Date shall have occurred and there shall have been delivered to the Administrative Agent for the account of each Lender the appropriate Note executed by the Borrower, in each case, in the amount, maturity and as otherwise provided herein, unconditionally guaranteed (por aval) by Cervecera CCU and unconditionally guaranteed (por aval), upon the occurrence of an ECUSA Guaranty Event, by ECUSA. Upon receipt of a certificate of the Chief Financial Officer of the Borrower or ECUSA pursuant to Section 6.1(c) that an ECUSA Guaranty Event has occurred or upon the reasonable calculation by the Administrative Agent that an ECUSA Guaranty Event has occurred based on the financial statements provided by the Borrower to the Administrative Agent pursuant to Section 6.1, financial statements otherwise provided by the Borrower or ECUSA to the Administrative Agent or financial statements of ECUSA or the Borrower that were filed under the FECU (as defined in Section 6.1(a)) and obtained by the Administrative Agent, the Administrative Agent agrees that it shall notify the Lenders, ECUSA and the Borrower of the occurrence of any ECUSA Guaranty Event and, in the case that the Administrative Agent determines the occurrence of an ECUSA Guaranty Event, provide the calculation used to determine the ECUSA Guaranty Event to the Lenders, ECUSA and the Borrower. ECUSA agrees that the notification made by the Administrative Agent in the manner set forth above shall trigger ipso facto the ECUSA Guaranty Event with no further liability to the Administrative Agent.

     4.2 No Default; Representations and Warranties. On the Borrowing Date and also after giving effect to the incurrence of Loans on such date (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Borrowing Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

     4.3 Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing duly executed by the Borrower and meeting the requirements of Section 1.1(b) .

     4.4 Corporate Documents; Proceedings. (a) The Administrative Agent shall have received a certificate from each Credit Party, dated the Borrowing Date, signed by the President or any Vice President (or, in the case of Cervecera CCU and ECUSA, an authorized representative) of such Credit Party, and attested to by a Director or the general manager of such

Credit Party, as applicable, substantially in the form of Exhibit C with appropriate insertions, together with copies of the certificate or articles of incorporation, by-laws (estatutos sociales) or equivalent organizational documents (including, without limitation, any amendments or modifications thereto) of such Credit Party and the resolutions of such Credit Party referred to in such certificate and all of the foregoing shall be reasonably satisfactory to the Agents (acting jointly).

     (b) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Agents (acting jointly), and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals and good standing certificates, if any, which the Agents reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or Governmental Authorities.

     4.5 Opinions of Counsel. The Administrative Agent shall have received from (i) Vial y Palma Abogados, special Chilean counsel to the Credit Parties, an opinion addressed to the Agents and each of the Lenders and dated the Borrowing Date, covering the matters set forth in Exhibit D and such other matters incident to the transactions contemplated herein as the Agents may reasonably request, (ii) Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Credit Parties, an opinion addressed to the Agents and each of the Lenders and dated the Borrowing Date, covering the matters set forth in Exhibit E and such other matters incident to the transactions contemplated herein as the Agents may reasonably request, (iii) Maples and Calder, special Cayman Islands counsel to the Credit Parties, an opinion addressed to the Agents and each of the Lenders and dated the Borrowing Date, covering the matters set forth in Exhibit F and such other matters incident to the transactions contemplated herein as the Agents may reasonably request and (iv) the General Counsel of the Credit Parties, an opinion addressed to the Agents and each of the Lenders and dated the Borrowing Date, covering the matters set forth in Exhibit G and such other matters incident to the transactions contemplated herein as the Agents may reasonably request.

     4.6 Adverse Change. (a) Since December 31, 2003, nothing shall have occurred (and no Agent shall have become aware of any facts or conditions not previously known) which the Agents (acting jointly) or the Required Lenders shall determine has had, or could reasonably be expected to have, a Material Adverse Effect.

     (b) There shall not have occurred and be continuing (i) any material adverse change in the syndication market for credit facilities similar in nature to the Loans, (ii) any material disruption of, or a material adverse change in, financial, banking or capital markets (including, without limitation, the market for debt instruments of public or private Chilean issuers in Chile and/or the United States) that could materially impair the syndication of the Loans or (iii) any material disruption of political, social or economic conditions (including the outbreak of hostilities) in Chile or in the currency exchange rates or exchange controls in Chile, in each case as reasonably determined by the Agents (acting jointly).

     4.7 Governmental and Other Approvals. All corporate, governmental (domestic and foreign (including, without limitation, Chilean and Cayman Islands)) and third party approvals and/or consents necessary for each Credit Party in connection with the Loans and the Credit Documents or otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which, in the reasonable judgment of the Agents (acting jointly) or the Required Lenders, restrains, prevents or imposes materially adverse conditions upon the Loans or the other transactions contemplated herein. There shall not exist any statute, rule, regulation, judgment, order, injunction or other restraint promulgated, enacted, entered, issued or filed, as the case may be, prohibiting, restricting or otherwise imposing materially adverse conditions upon the Loans or any of the transactions contemplated herein, as determined by the Agents (acting jointly) in their reasonable discretion. The Credit Parties shall have made all necessary filings and registrations with Chilean and Cayman Islands authorities in connection with the Loans, this Agreement and the matters contemplated herein (except for the initial and periodic filings in connection with this Agreement, the Loans, the Notes and/or the Guaranty required to be made with the Central Bank of Chile pursuant to Chapters VIII and X of its Compendium of Foreign Exchange Regulations).

     4.8 Litigation. There shall be no actions, suits or proceedings (governmental or other) pending or threatened (i) with respect to the Loans or any Credit Document or (ii) which the Agents (acting jointly) or the Required Lenders shall determine has had, or could reasonably be expected to have, a Material Adverse Effect.

     4.9 Payment of Fees. The Borrower shall have paid to each Agent and each Lender all fees, costs and expenses (including, without limitation, reasonable legal fees and expenses) payable to such Agent and such Lender to the extent (and in such amounts) then due (subject, however, to any limitations set forth in the Commitment Letter).

     4.10 Consent Letter. The Administrative Agent shall have received a letter from CT Corporation System, presently located at 111 Eighth Avenue, New York, New York 10011, substantially in the form of Exhibit H, indicating its consent to its appointment by each Credit Party as their agent to receive service of process as specified in Section 12.8(a) .

     4.11 Solvency Certificate; Insurance, etc. The Administrative Agent shall have received:

     (a) a solvency certificate in the form of Exhibit I from the Chief Financial Officer of the Borrower, dated the Borrowing Date, and supporting the conclusion that, after giving effect to the incurrence of all financings contemplated herein, the Borrower (on a stand-alone basis) and the Borrower and its Subsidiaries (on a consolidated basis), in each case, (i) are not insolvent and will not be rendered insolvent by the indebtedness incurred in connection herewith, (ii) will not be left with unreasonably small capital with which to engage in its or their respective businesses, (iii) will not have incurred debts beyond its or their ability to pay such debts as they mature and become due and (iv) will not be in “cesación de pagos” as such term is construed under Chilean law; and

     (b) evidence of insurance complying with the requirements of Section 6.3(ii) for the business and properties of the Borrower and its Subsidiaries.

     4.12 Trading in Securities; Banking Moratorium. (i) Trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the principal Chilean or Cayman Islands stock exchanges shall not have been suspended and minimum or maximum prices shall not have been established on any such exchange and (ii) a banking moratorium shall not have been declared by New York, United States, Chilean or Cayman Islands authorities.

     4.13 Taxes. All Taxes due and payable, including, without limitation, all stamp and documentary taxes, to the extent applicable, shall have been paid in full and evidence of such payment shall have been provided to the Agents.

     4.14 Fianza y Codeuda Solidaria. ECUSA and Cervecera CCU shall have duly authorized, executed and delivered, in the form of a public deed (escritura pública) in Chile, a Fianza y Codeuda Solidaria in the form of Exhibit J (as modified, amended or supplemented from time to time, the “Chilean Guaranty”), and the Chilean Guaranty shall be a legal, valid and binding obligation of the Guarantors, enforceable in accordance with its terms (and all related filing fees and stamp and documentary taxes (to the extent applicable) shall have been duly paid by ECUSA and Cervecera CCU).

     The occurrence of the Borrowing Date and the acceptance of the proceeds of the Loans on such date shall constitute a representation and warranty by each Credit Party to the Agents and the Lenders that all the conditions specified in this Section 4 and applicable to the Borrowing exist as of such time. All of the Notes, certificates, legal opinions and other documents and papers referred to in this Section 4, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance reasonably satisfactory to the Agents (acting jointly).

     SECTION 5. Representations, Warranties and Agreements. In order to induce the Lenders to enter into this Agreement and to make the Loans provided for herein, each Credit Party makes the following representations, warranties and agreements (as to itself and its Subsidiaries), in each case after giving effect to the transactions contemplated hereby, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans (with the occurrence of the Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 5 are true and correct in all material respects on and as of the Borrowing Date, unless stated to relate to a specific earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date):

     5.1 Corporate Status. Each Credit Party and each of its Subsidiaries (i) is a duly organized and validly existing sociedad anónima or sociedad de responsabilidad limitada, in good standing (to the extent such concept is relevant in such jurisdiction) under the laws of the jurisdiction of its incorporation or organization, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and (to the extent such concept is relevant in such jurisdiction) is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications, except for (x) failures by a Subsidiary of any Credit Party (other than ECUSA, Cervecera CCU or any Material Subsidiary) to be so organized, existing or in good standing under clause (i) above, (y) failures by a Subsidiary of any Credit Party (other than ECUSA, Cervecera CCU or any Material Subsidiary) to have such power or authority under clause (ii) above and (z) failures by any Credit Party or any of its Subsidiaries to be so qualified under clause (iii) above, which, in each such case, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Borrower also is duly registered and in good standing as a registered foreign company under the laws of the Cayman Islands and is in full compliance with all of the requirements thereof, including, without limitation, the maintenance of agents for service of process as required by the laws of the Cayman Islands.

     5.2 Corporate Power and Authority. Each Credit Party has the corporate power and authority to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party has duly executed and delivered each Credit Document to which it is a party, and each such Credit Document constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and to equitable principles (regardless of whether enforcement is sought in equity or at law).

     5.3 No Immunity. No Credit Party, nor any of its respective properties, has any right of immunity on the grounds of sovereignty or otherwise from the jurisdiction of any court or from setoff or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of any jurisdiction. Each Credit Party is subject to commercial and civil law (including, without limitation, Chilean and Cayman Islands law, as applicable) with respect to its obligations hereunder and the execution and delivery of the Credit Documents to which it is a party and the performance by each of its obligations thereunder constitute private and commercial acts (jure gestionis acts) rather than public or governmental acts (jure imperii acts).

     5.4 No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, nor the consummation of the transactions contemplated herein or therein, (i) will contravene any provision of any applicable law, statute, rule or regulation, or any order, writ, injunction or decree of any court or Governmental Authority, (ii) will conflict or be inconsistent with, or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material agreement, contract or instrument to which such Credit Party or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate or articles of incorporation or by-laws (estatutos sociales) (or equivalent organizational or other charter documents) of such Credit Party or any of its Subsidiaries.

     5.5 Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except those that have otherwise been obtained or made on or prior to the Borrowing Date and which remain in full force and effect on the Borrowing Date and the initial and periodic filings required to be made with the Central Bank of Chile pursuant to Chapters VIII and X of the Compendium of Foreign Exchange Regulations), or exemption by, any Governmental Authority, or any subdivision thereof, is required to authorize, or is required in connection with, (w) the execution, delivery and performance of any Credit Document (including, without limitation, the payment of any of the amounts described in Section 3.4), (x) the legality, validity, binding effect or enforceability of any such Credit Document, (y) the ability of the Borrower to obtain Dollars to comply with its payment obligations under this Agreement punctually in Dollars in the Formal Market with respect to those payments and to apply such Dollars to the satisfaction of its obligations hereunder in accordance with the terms hereof and (z) the admissibility of this Agreement in evidence in the courts of Chile or in the Cayman Islands, except that in order for this Agreement to be admissible in evidence in judicial proceedings in a Chilean court, this Agreement would first have to be translated into the Spanish language by a licensed public translator who certifies as to the accuracy thereof, unless executed in Spanish by all of the parties thereto (which procedure could be carried out in relation to any document at any time prior to such document being admitted as evidence in a proceeding held in Chilean courts).

     5.6 Financial Statements; Financial Condition; Undisclosed Liabilities; etc.

     (a) The audited Financial Statements of the Borrower and its Subsidiaries for the Applicable Fiscal Years, copies of which have been furnished to the Lenders prior to the Borrowing Date, present fairly in all material respects the consolidated financial position of the Borrower and its Subsidiaries at the dates of such Financial Statements and for the periods covered thereby. All of the foregoing Financial Statements have been prepared in accordance with Chilean GAAP consistently applied.

     (b) Since December 31, 2003, there has been no change in the condition (financial or otherwise), business, operations, assets, properties, liabilities or prospects of the Borrower or any of its Subsidiaries that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

     (c) On and as of the Borrowing Date and after giving effect to the incurrence of the Loans on the Borrowing Date, (i) the sum of the tangible and intangible assets, at a fair valuation, of each of the Borrower on a stand-alone basis and of the Borrower and its Subsidiaries taken as a whole will exceed its debts; (ii) each of the Borrower on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole has not incurred and does not intend to incur, and does not believe that it will incur, debts beyond its ability to pay such debts as such debts mature; (iii) each of the Borrower on a stand alone basis and the Borrower and its Subsidiaries taken as a whole will have sufficient capital with which to conduct its business; and (iv) none of the Borrower or any of its Subsidiaries will be in “cesación de pagos” as such term is construed under Chilean law. For purposes of this Section 5.6(c), “debt” means any liability on a claim, and “claim” means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     (d) Except as fully disclosed in the Financial Statements referred to in Section 5.6(a), as of the Borrowing Date (and after giving effect to the transactions contemplated herein) or otherwise expressly disclosed in writing to each of the Lenders prior to the date hereof, (i) there were no liabilities or obligations with respect to any Credit Party or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, could reasonably be expected to be material to any Credit Party or any Credit Party and its Subsidiaries taken as a whole and (ii) none of the Credit Parties knows of any basis for the assertion against it or any of its Subsidiaries of any liability or obligation of any nature whatsoever which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     5.7 Ranking. The obligations of the Credit Parties under (or in respect of) the Loans and the Credit Documents constitute unsecured, unconditional and unsubordinated Indebtedness of the Credit Parties and rank and will rank at least pari passu in priority of payment and in all other respects with all other present and future senior unsecured unsubordinated Indebtedness of the Credit Parties.

     5.8 Litigation. There are no actions, suits or proceedings (governmental or other, including, without limitation, any Environmental Claims) pending or, to the best knowledge of any Credit Party, threatened (i) with respect to the Loans or any Credit Document or (ii) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     5.9 True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of any Credit Party in writing to any Agent or any Lender (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement, the other Credit Documents, or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any such Persons in writing to any Agent or any Lender will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

     5.10 Use of Proceeds; Margin Regulations. (a) Proceeds of the Loans will be used by the Borrower solely to repay Existing Indebtedness incurred by the Borrower pursuant to the Credit Agreement dated as of May 9, 2003 among the Borrower, as borrower, Cervecera

CCU, as guarantor, the Lenders named therein and Deutsche Bank AG, New York Branch, as administrative agent.

     (b) Neither the making of any Loan, nor the use of the proceeds thereof, will violate or be inconsistent with (x) the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System of the United States of America or (y) the requirements of the Central Bank of Chile or any other Governmental Authority and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

     (c) The Borrower, a non-bank entity located outside the United States, understands that it is the policy of the Board of Governors of the U.S. Federal Reserve System that extensions of credit by International Banking Facilities (as defined in Section 204.8(a) of Regulation D of such Board of Governors) may be used only to finance the non-U.S. operations of a customer (or its non-US affiliates) located outside the United States as provided in Section 204.8(a)(3)(vi) of Regulation D. Therefore, the Borrower acknowledges that the proceeds of the Loans by the International Banking Facility of any Lender will be used solely to finance the Borrower's operations outside the United States or that of the Borrower's non-US affiliates.

     5.11 Tax Returns and Payments. Each of the Borrower and each of its Subsidiaries has timely filed all national and material local income tax returns and all other material tax returns, statements, forms and reports for taxes, domestic and foreign (the “Returns”) required to be filed by or with respect to the income properties or operations of the Borrower and/or any of its Subsidiaries. The Returns accurately reflect in all material respects all material liabilities for taxes of the Borrower and its Subsidiaries for the taxes covered thereby, except for taxes contested in good faith and adequately disclosed and fully provided for on the Financial Statements in accordance with Chilean GAAP (or such other applicable generally accepted accounting principles in the relevant jurisdiction). Each of the Borrower and its Subsidiaries has paid all material taxes and assessments payable by it which have become due, except for those that are being contested in good faith and adequately disclosed and fully provided for on the Financial Statements in accordance with Chilean GAAP (or such other applicable generally accepted accounting principles in the relevant jurisdiction). There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of any Credit Party, threatened, by any Governmental Authority regarding any taxes relating to the Borrower or any of its Subsidiaries that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     5.12 Properties. Each of the Borrower and each of its Subsidiaries has good and marketable title to, or a valid subsisting leasehold interest in, all material properties (for the Borrower and its Subsidiaries taken as a whole) owned or leased by it, including all material property reflected in the balance sheets referred to in Section 5.6(a) (except such properties sold or otherwise disposed of since the dates of such balance sheets in the ordinary course of business or as otherwise permitted under this Agreement), free and clear of all Liens, other than Permitted Liens. Each of the Borrower and each of its Subsidiaries holds all material licenses, certificates and clearances of municipal and other authorities necessary to own and operate its properties in the manner and for the purposes currently operated by it. There are no actual, threatened or alleged defaults with respect to any leases of real property under which the Borrower or any of its Subsidiaries is lessor or lessee which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     5.13 Capitalization. (a) On the Borrowing Date, the authorized capital stock of the Borrower shall consist of 318,502,872 shares of common stock, no par value per share, all of which shares shall be issued and outstanding and 196,219,125 of which shares shall be owned by IRSA. All outstanding shares of capital stock of the Borrower have been duly and validly issued, are fully paid and nonassessable and free and clear of all Liens.

     (b) On the Borrowing Date, the aggregate capital of Cervecera CCU is equal to 43,299 million Chilean pesos. On the Borrowing Date, the Borrower owns 99.99% of the equity interests (quotas) of Cervecera CCU. All of the equity interests (quotas) of Cervecera CCU have been fully paid and are free and clear of any Liens.

     (c) On the Borrowing Date, the authorized capital stock of ECUSA shall consist of 85,750,059 shares of common stock, no par value per share, all of which shares shall be issued and outstanding and 85,099,884 of which shares shall be owned by the Borrower representing 99.99% of the fully diluted shares of ECUSA. All outstanding shares of capital stock of ECUSA have been duly and validly issued, are fully paid and nonassessable and free and clear of all Liens.

     5.14 Subsidiaries. On and as of the Borrowing Date, the Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule III (including, without limitation, all Material Subsidiaries). Schedule III sets forth, as of the Borrowing Date, the percentage ownership (direct and indirect) of the Borrower in each class of capital stock and other equity interests of each of its Subsidiaries and also identifies the direct owner thereof. Schedule III also identifies whether any Subsidiary listed therein is a Material Subsidiary. All outstanding shares of capital stock of each Subsidiary of the Borrower that is a corporation have been duly and validly issued, are fully paid and non assessable and are free and clear of all Liens, other than shares issued pursuant to the capital increase authorized by resolutions duly adopted at the meeting of the shareholders of Comercial CCU Santiago S.A. held on October 14, 2004. All equity interests of each Subsidiary that is a sociedad de responsabilidad limitada are fully paid and free and clear of all Liens. No Subsidiary of the Borrower has outstanding any securities convertible into or exchangeable for its capital stock or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to its capital stock or any stock appreciation or similar rights.

     5.15 Compliance with Statutes, etc. Each of the Borrower and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, any Environmental Laws and social security and pension laws), except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     5.16 Investment Company Act. No Credit Party is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

     5.17 Public Utility Holding Company Act. No Credit Party is a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5.18 Labor Relations. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the best knowledge of any Credit Party, threatened against the Borrower or any of its Subsidiaries, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending against the Borrower or any of its Subsidiaries or, to the best knowledge of any Credit Party, threatened against the Borrower or any of its Subsidiaries, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the best knowledge of any Credit Party, threatened against the Borrower or any of its Subsidiaries and (iii) no union representation question existing with respect to the employees of the Borrower or any of its Subsidiaries and, to the best knowledge of any Credit Party, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

     5.19 Patents, Licenses, Franchises and Formulas. Each of the Borrower and each of its Subsidiaries owns or has a valid existing license to use all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises, proprietary information (including, but not limited to, rights in computer programs and databases) and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Borrower and each of its Subsidiaries, no claim is pending that the Borrower or any of its Subsidiaries infringes upon the asserted rights of any other Person under any intellectual property, except for claims which could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Borrower and each of its Subsidiaries, no claim is pending that such intellectual property owned or licensed by the Borrower or any Subsidiary thereof or which the Borrower or any Subsidiary thereof otherwise has the right to use is invalid and unenforceable, except for claims which could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     5.20 Fees and Enforcement. No fees or taxes, including, without limitation, stamp, transaction, registration or similar taxes, are required to be paid to ensure the legality, validity or enforceability of this Agreement or any of the other Credit Documents, except for any stamp tax that may be payable in connection with the enforcement in Chile of the Notes or any of the other Credit Documents. Under the laws of Chile and the Cayman Islands, the choice of the laws of the State of New York as set forth in the Credit Documents which are stated to be governed by the laws of the State of New York is a valid choice of law, and the irrevocable submission by each Credit Party to jurisdiction and consent to service of process and appointment by such Credit Party of an agent for service of process, in each case as set forth in such Credit Documents, is legal, valid, binding and effective.

     5.21 Form of Documentation. Each of the Credit Documents is in proper legal form under the laws of Chile and the Cayman Islands for the enforcement thereof under such laws.

     5.22 Withholding Taxes. As of the Borrowing Date, no Chilean or Cayman Islands withholding or other taxes are required to be paid in respect of, or deducted from, any payment required to be made by the Borrower under this Agreement, the Notes or any other Credit Document.

     5.23 Existing Indebtedness. Schedule IV sets forth all Existing Indebtedness of the Borrower and its Subsidiaries as of the Borrowing Date, in each case, showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guarantees such debt.

     5.24 Cayman Islands Branch. The Borrower is registered as a foreign company pursuant to the Companies Law (2002 Revision) of the Cayman Islands and is also a corporation (sociedad anónima) organized and existing under the laws of Chile. The Lenders have direct recourse to all of the assets of the Borrower, whether located in or outside of the Cayman Islands or Chile.

     5.25 The Notes. Each Note constitutes executive title (título ejecutivo) in Chile against the Borrower and the Guarantors as aval and entitles the holder thereof to a summary proceeding (acción ejecutiva) in Chile for the enforcement of each such Note to the extent that the signatures of the Borrower and the Guarantors have been authorized by a Chilean Notary Public and that a stamp tax, which as of the Borrowing Date is computed at a rate of 1.608% of the principal amount thereof, is paid if and when the Notes are brought into Chile, and that, with regard to ECUSA, the ECUSA Guaranty Event has occurred.

     SECTION 6. Affirmative Covenants. Each Credit Party hereby covenants and agrees that on the Effective Date and thereafter for so long as this Agreement is in effect and until the Total Commitment has terminated and the Loans and the Notes, together with interest, Fees and all other Obligations incurred hereunder and thereunder (other than indemnities described in Section 12.13 which are not yet due and payable), are paid in full:

     6.1 Information Covenants. The Credit Parties will furnish to each Lender:

     (a) Quarterly Financial Statements. Unaudited Financial Statements for each of the first three fiscal quarters of each fiscal year of (A) the Borrower, as soon as available and in any event within five days after the same are filed with the United States Securities and Exchange Commission on a consolidated basis, prepared in English and not including notes to such Financial Statements, as provided in a report on Form 6-K of the Borrower for such fiscal quarter, and (B) each of the Credit Parties, as soon as available and in any event (x) in connection with each such Person’s first and third fiscal quarters of each fiscal year, within 45 days and (y) in connection with each such Person’s second fiscal quarter of each fiscal year, within 60 days after the end of the respective fiscal quarters of each fiscal year of the Credit Parties, in each case prepared in Spanish and (1) each on a consolidated basis, including notes to the Financial Statements, as provided in the Borrower’s quarterly filings under the Ficha Estadística Codificada Uniforme (the “FECU”) and, in the case of Cervecera CCU and ECUSA, as would have been provided therein had such filing been required or otherwise made by such Credit Party (it being understood that such Credit Party’s Financial Statements shall not include any notes), and (2) each on an unconsolidated basis, including notes to the Financial Statements, as provided in the Borrower’s quarterly filings under the FECU and, in the case of Cervecera CCU and ECUSA, as would have been provided therein had such filing been required or otherwise made by such Credit Party; and with all such Financial Statements to be duly certified (subject to year-end audit adjustments) by the Chief Financial Officer of such Credit Party, as having been prepared in accordance with Chilean GAAP.

     (b) Annual Financial Statements. Audited Financial Statements for each fiscal year of (A) the Borrower, as soon as available and in any event within five days after the same are filed with the United States Securities and Exchange Commission, prepared in English and on a consolidated basis, including notes to the Financial Statements, as provided in the Borrower’s Annual Report on Form 20-F, and (B) each Credit Party, as soon as available and in any event within 90 days after the end of each fiscal year of the Credit Parties, prepared in Spanish and (1) each on a consolidated basis, including notes to the Financial Statements, as provided in the Borrower’s quarterly filings under the FECU and, in the case of Cervecera CCU and ECUSA, as would have been provided therein had such filing been required or otherwise made by such Credit Party, and (2) each on an unconsolidated basis, including notes to the Financial Statements, as provided in the Borrower’s quarterly filings under the FECU and, in the case of Cervecera CCU and ECUSA, as would have been provided therein had such filing been required or otherwise made by such Credit Party; and with all such Financial Statements to be accompanied by an opinion acceptable to the Required Lenders of PricewaterhouseCoopers LLP or other independent public accountants of recognized international standing reasonably acceptable to the Agents, together with a certificate of such accounting firm to the Lenders stating that in the course of the regular audit of the business of such Credit Party and its Subsidiaries which audit was conducted by such accounting firm in accordance with Chilean GAAP, such accounting firm has obtained no knowledge that a Default or an Event of Default has occurred and is continuing, or if, in the opinion of such accounting firm a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof.

     (c) Officer’s Certificates. At the time of the delivery of the Financial Statements of each Credit Party provided for in Sections 6.1(a) and (b), a certificate of the Chief Financial Officer of such Credit Party, to the effect that, to the best of such officer’s knowledge, (a) no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, and (b) in the case of the certificates of the Chief Financial Officer of the Borrower and ECUSA, no ECUSA Guaranty Event has occurred, or if an ECUSA Guaranty Event has occurred, specifying the nature thereof, each of which certificates shall set forth in reasonable detail the calculations required to establish whether (a) such Credit Party and its Subsidiaries, as applicable, were in compliance with the provisions of Sections 7.7, 7.8 and/or 7.9, as applicable, and (b) an ECUSA Guaranty Event has occurred, as at the end of such fiscal quarter or year, as applicable.

     (d) Notice of Default or Litigation. Promptly upon, and in any event within five Business Days after, an officer of any Credit Party or any of its Subsidiaries obtains knowledge thereof, notice of (i) the occurrence and continuance of any event which constitutes a Default or an Event of Default, which notice shall specify the nature and period of existence thereof and what action such Credit Party or such Subsidiary proposes to take with respect thereto, (ii) any litigation or governmental investigation or proceeding (including, without limitation, any Environmental Claims) pending (x) against any Credit Party or any of its Subsidiaries that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (y) with respect to any material Indebtedness of any Credit Party or any of its Subsidiaries or (z) with respect to any Credit Document and (iii) any other event (including without limitation, pension-related) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (e) Other Reports and Filings. Promptly after the filing or delivery thereof, copies of all financial information, proxy materials and reports, if any, which the Borrower or any of its Subsidiaries shall publicly file with any Governmental Authority (including, without limitation, the United States Securities and Exchange Commission and the SVS) or with any international or national securities exchange (including, without limitation, the New York Stock Exchange and the Bolsa de Comercio de Santiago) or deliver to analysts and the holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness.

     (f) Notice of Mandatory Repayments. On or prior to the date of any mandatory repayment of outstanding Loans pursuant to any of Sections 3.2(b), (c) and/or (d), the Borrower shall provide written notice of the amount of the prepayment of outstanding Loans and the calculation thereof (in reasonable detail).

     (g) Resolutions. Within 30 days following the adoption thereof by the shareholders of the Borrower, a copy of the relevant shareholders’ resolution governing the compensation of the Board of Directors of the Borrower, provided that such resolution shall only be required to be delivered pursuant to this clause (g) to the extent that the method or amount (as a percentage or otherwise) of compensation payable to the Board of Directors differs from the method and amount of compensation payable as of the Effective Date or as of the most recent date on which a resolution described in this clause (g) shall have been delivered to each Lender.

     (h) Other Information. With reasonable promptness, such other information or documents (financial or otherwise) with respect to the Borrower or any of its Subsidiaries as any Agent or any Lender (through the Administrative Agent) may reasonably request from time to time.

     6.2 Books, Records and Inspections. Each Credit Party will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity with Chilean GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Each Credit Party will, and will cause each of its Subsidiaries to, permit officers and designated representatives of any Agent or any Lender to visit and inspect, under guidance of officers of such Credit Party or such Subsidiary, any of the properties of such Credit Party or such Subsidiary in whomsoever’s possession, and to examine the books of account of such Credit Party or such Subsidiary and discuss the affairs, finances and accounts of such Credit Party or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable prior notice and at such reasonable times and intervals and to such reasonable extent as such Agent or such Lender may reasonably request.

     6.3 Maintenance of Property and Insurance. Each Credit Party will, and will cause each of its Subsidiaries to, (i) keep all property necessary to its business in good working order and condition, ordinary wear and tear excepted, (ii) maintain, with financially sound and reputable insurance companies, insurance on all such property and liability insurance in at least such amounts and against at least such risks and liabilities and with such deductibles as is consistent and in accordance with industry practice for companies of substantially similar size and scope of operations in the same or substantially similar business and in the same geographical areas in which such Credit Party or any of its Subsidiaries operates and (iii) furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

     6.4 Corporate Existence and Franchises; etc. Each Credit Party will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, easements, leases, approvals, permits, franchises, licenses and patents; provided, however, that nothing in this Section 6.4 shall prevent (i) sales of assets, mergers, consolidations and other transactions by such Credit Party or any of its Subsidiaries in accordance with Section 7.2 or (ii) the withdrawal by such Credit Party or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a Material Adverse Effect.

     6.5 Compliance with Statutes. Each Credit Party will, and will cause (in accordance with applicable law) each of its Subsidiaries to, comply with all applicable statutes, regulations, permits and orders of, and all applicable restrictions imposed by, all Governmental Authorities, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, but not limited to, all Environmental Laws and laws with respect to social security and pension fund obligations), except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     6.6 End of Fiscal Years and Fiscal Quarters. Each Credit Party will, for financial reporting purposes, cause its (i) fiscal years to end on December 31 of each year and (ii) fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year; provided, however, upon prior written notice to the Administrative Agent and the Lenders, the Credit Parties may change their fiscal year end to another date which is a fiscal quarter end as provided in preceding clause (ii).

     6.7 Performance of Obligations. Each Credit Party will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement and each other agreement, contract or instrument by which it is bound, except such non-performances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     6.8 Payment of Taxes. Each Credit Party will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, would become a Lien not otherwise permitted under Section 7.1(i); provided that neither any Credit Party nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is immaterial or which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with Chilean GAAP.

     6.9 Stamp Tax. Following the occurrence of any Default or Event of Default, and upon the request of the Administrative Agent or the Required Lenders, the Borrower will immediately pay all stamp taxes due and payable pursuant to Chilean law in connection with the presentation and/or enforcement of any of the Notes in Chile.

     6.10 Currency Protection. No later than 90 days following the Borrowing Date, the Borrower will enter into (and thereafter maintain) currency Hedging Agreements reasonably acceptable to the Agents establishing foreign exchange protection for an aggregate amount equal to at least 35% of the Total Commitment (as in effect on the Effective Date and prior to giving effect to any reduction thereto on such date), which currency Hedging Agreements the Borrower shall maintain in full force and effect (and in the same form, scope, substance and amount as indicated in this Section 6.10) at all times.

     6.11 Filings and Registrations. Each Credit Party will make all filings and registrations required to be made in connection with this Agreement, the Loans, the Chilean Guaranty, the Notes and the other Credit Documents (including, without limitation, any filings required to be made with the Central Bank of Chile).

     6.12 Conversion and Transfer of Dollars. Each Credit Party will take all actions necessary in order to obtain Dollars and transfer such Dollars abroad in connection with their respective obligations pursuant to the Credit Documents.

     6.13 Cayman Islands Branch. The Borrower shall at all times maintain a place of business in the Cayman Islands and continue to be registered as a foreign company pursuant to the Companies Law of the Cayman Islands and to fulfill its obligations pursuant thereto.

     6.14 Maintenance of Majority Ownership and Control of Material Subsidiaries. The Borrower will at all times maintain, directly or indirectly, majority ownership and control over all Material Subsidiaries (other than Compañía Cervecerías Unidas Argentina S.A. and its Subsidiaries as of the Effective Date).

     6.15 Pari Passu Treatment. The Credit Parties will take all actions necessary in order to ensure that the Loans and the other Obligations hereunder and under the other Credit Documents shall rank pari passu with all other senior unsecured and unsubordinated Indebtedness of the Borrower, Cervecera CCU and ECUSA, respectively.

     SECTION 7. Negative Covenants. Each Credit Party hereby covenants and agrees that on and after the Effective Date and until the Total Commitment has terminated and the Loans and the Notes, together with interest, Fees and all other Obligations incurred hereunder and thereunder (other than any indemnities described in Section 12.13 which are not then due and payable), are paid in full:

     7.1 Liens. The Credit Parties will not, and will not permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any of their property or assets (real or personal, tangible or intangible, movable or immovable), whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Credit Parties or any of their Subsidiaries), or assign any right to receive income or permit the filing of any notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 7.1 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as “Permitted Liens”):

     (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with Chilean GAAP;

     (ii) Liens in respect of property or assets of any Credit Party or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such Credit Party’s or such Subsidiary’s property or assets or materially impair the use thereof in the operation of the business of such Credit Party or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

     (iii) Liens in existence on the Borrowing Date which are listed, and the property subject thereto described, in Schedule V, but only to the respective date, if any, set forth in such Schedule V for the removal, replacement or termination of any such Liens, plus any renewals, replacements or extensions of such Liens to the extent set forth in such Schedule V, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of the Borrower or any of its Subsidiaries;

     (iv) leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of any Credit Party or any of its Subsidiaries;

     (v) Liens upon assets of the Borrower or any of its Subsidiaries subject to Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Sections 7.4(iv) and (viii), provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligations and (y) the Lien encumbering the asset giving rise to such Capitalized Lease Obligations does not encumber any other asset of the Borrower or any of its Subsidiaries;

     (vi) Liens placed upon equipment or real property used in the ordinary course of business of the Borrower or any of its Subsidiaries at the time of the acquisition or construction thereof by the Borrower or any such Subsidiary or within 180 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price or construction cost thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition or construction of any such equipment or real property, provided that (x) the aggregate outstanding principal amount of (A) all Indebtedness secured by Liens permitted by this clause (vi) shall not at any time exceed $50,000,000 and (B) any Indebtedness secured by any such Liens shall not at any time exceed the lesser of the total purchase price or construction cost (as applicable) and the fair market value (as determined in good faith by the Borrower) of the related equipment or real property at the time of acquisition or construction thereof (as such Indebtedness is thereafter reduced by any payments of principal thereon), and (y) in all events, the Lien encumbering the equipment or real property so acquired or constructed does not encumber any other asset (other than proceeds thereof) of the Borrower or any of its Subsidiaries;

     (vii) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of any Credit Party or any of its Subsidiaries;

     (viii) Liens arising out of the existence of judgments or awards not constituting an Event of Default under Section 8.7, provided that the aggregate amount of all cash (including the stated amount of all letters of credit supporting such judgments or awards) and the fair market value of all other property subject to such Liens does not exceed $10,000,000 at any time outstanding;

     (ix) statutory and common law landlords’ liens under leases to which any Credit Party or any of its Subsidiaries is a party;

     (x) Liens incurred in the ordinary course of business in connection with worker’s compensation claims, unemployment insurance and social security benefits and Liens securing the performance of bids, tenders, leases (other than Capital Leases) and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money and appeal bonds), provided that the aggregate outstanding amount of obligations secured by Liens permitted by this clause (x) (and the value of all cash and property encumbered by Liens permitted pursuant to this clause (x)) shall not at any time exceed $8,000,000;

     (xi) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by any Credit Party or any of its Subsidiaries, and (B) such deposit account is not intended by such Credit Party or any of its Subsidiaries to provide collateral to the depository institution;

     (xii) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, provided that (x) any Indebtedness that is secured by such Liens is permitted to exist under Section 7.4(ix), and (y) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of the Borrower or any of its Subsidiaries; and

     (xiii) Liens not otherwise permitted by the foregoing clauses of this Section 7.1 securing Indebtedness and other obligations in an aggregate principal amount at any time outstanding not to exceed (and with the fair market value as determined in good faith by the Borrower of the property subject thereto not to exceed) an amount equal to 9% of Consolidated assets of the Borrower and its Subsidiaries based on the financial information set forth in the most recent Financial Statements delivered pursuant to this Agreement.

     7.2 Consolidation, Merger, Purchase or Sale of Assets, etc. The Credit Parties will not, and will not permit any of their Subsidiaries to, wind up, liquidate or dissolve their affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of their property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, equipment and other assets in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time), except that:

     (i) Capital Expenditures by the Borrower and its Subsidiaries shall be permitted;

     (ii) the Borrower and its Subsidiaries may sell or otherwise dispose of assets (including inventory and worn-out or obsolete assets) in the ordinary course of business;

     (iii) Investments may be made to the extent permitted by Section 7.5;

     (iv) the Borrower and its Subsidiaries may lease (as lessee) real or personal property in the ordinary course of business (so long as any such lease does not create a Capitalized Lease Obligation except to the extent permitted by Section 8.4(iv));

     (v) the Borrower and its Subsidiaries may sell or discount, in each case without recourse, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing transaction);

     (vi) any Credit Party and its Subsidiaries may grant leases or subleases to other Persons in the ordinary course of business and which do not materially interfere with the conduct of the business of such Credit Party or any of its Subsidiaries;

     (vii) any Subsidiary of the Borrower may sell, lease or otherwise transfer any or all of its property to a Credit Party;

     (viii) any Subsidiary of the Borrower (other than Cervecera CCU or ECUSA) may merge with and into, or be dissolved or liquidated into, the Borrower or any other Subsidiary of the Borrower so long as (i) in the case of any such merger, dissolution or liquidation involving the Borrower, the Borrower is the surviving corporation of any such merger, dissolution or liquidation, (ii) in the case of any such merger, dissolution or liquidation involving Cervecera CCU or ECUSA, such Credit Party is the surviving corporation of any such merger, dissolution or liquidation, and (iii) in the case of any such merger, dissolution or liquidation involving a Wholly-Owned Subsidiary of the Borrower, such Wholly-Owned Subsidiary is the surviving corporation of any such merger, dissolution or liquidation; provided, however, that ECUSA may dissolve and merge into Comercial CCU Santiago S.A. through the acquisition of all ECUSA’s issued and outstanding shares such that Comercial CCU Santiago S.A. shall be the surviving corporation, provided, that such merger would not result in a Material Adverse Effect with respect to such surviving corporation and within a reasonable lapse of time, the board of directors of Comercial CCU Santiago S.A. agrees in the minutes of the board of directors to be bound by all of the obligations of ECUSA under this Agreement;

     (ix) Dividends may be paid by the Borrower and its Subsidiaries to the extent expressly permitted by Section 7.3;

     (x) Permitted Acquisitions shall be permitted so long as no Default or Event of Default shall have occurred and be continuing at the time of consummation of the proposed Permitted Acquisition or immediately after giving effect thereto;

     (xi) the Borrower may enter into sale-leaseback transactions with respect to real property located in the city of Santiago, Chile so long as (w) no Default or Event of Default shall have occurred and be continuing as of the date of such sale-leaseback transaction and immediately after giving effect thereto, (x) the Borrower shall have received at least fair market value for the property sold pursuant thereto (as determined in good faith by the Borrower), (y) such sale-leaseback transaction results in consideration 100% of which shall be in the form of cash received at the time of the closing of such sale-leaseback transaction and (z) 100% of the Net Disposition Proceeds received by the Borrower pursuant to such sale-leaseback transaction are applied as and to the extent required by Section 3.2(b); provided that the cumulative value of all real property sold pursuant to such sale-leaseback transactions permitted pursuant to this clause (xi) shall not exceed $20,000,000;

     (xii) the Borrower and its Subsidiaries may sell or otherwise dispose of those assets listed on Schedule VII so long as (x) no Default or Event of Default shall have occurred and be continuing as of the date of any such sale and immediately after giving effect thereto, and (y) the Borrower or the relevant Subsidiary thereof shall have received at least fair market value for each such asset sold (as determined in good faith by the Borrower); and

     (xiii) the Borrower and its Subsidiaries may sell assets (not otherwise described above) from time to time so long as (x) no Default or Event of Default shall have occurred and be continuing as of the date of any such sale and immediately after giving effect thereto, (y) the Borrower or its relevant Subsidiary shall have received at least fair market value for such assets pursuant to such sale (as determined in good faith by the Borrower), and (z) such sale results in consideration at least 75% of which shall be in the form of cash, at least two-thirds of which cash consideration shall be received at the time of the closing of such sale and the remainder of which shall be fully secured by a first priority perfected Lien on the assets sold, and such remainder shall be payable in cash within (A) three years after the closing date of such sale so long as the public corporate rating of the purchaser of any of such assets as announced by either S&P or Moody’s is equal to at least “BBB+” or “Baa1”, as the case may be, at the time of such sale, and (B) one year after the closing date of such sale in all other cases; provided that (A) the cumulative value of all such sales made by the Borrower and its Subsidiaries permitted to be made pursuant to this clause (xiii) shall not exceed (1) during any Test Period, 15% and (2) since the Effective Date, 25%, of the Consolidated assets of the Borrower and its Subsidiaries, and (B) the cumulative value of all such sales made by the Borrower and/or Cervecera CCU permitted to be made pursuant to this clause (xiii) shall not exceed (1) during any Test Period, 15% and (2) since the Effective Date, 25%, of the non-Consolidated assets of the Borrower or Cervecera CCU as applicable, in each case, based on the financial information set forth in the most recent Financial Statements delivered pursuant to this Agreement.

     7.3 Dividends. The Credit Parties will not, and will not permit any of their Subsidiaries to, authorize, declare or pay any Dividends if, at the time of such authorization, declaration or payment (and after giving effect thereto), as applicable, there shall have occurred and be continuing a Default or an Event of Default; provided that, notwithstanding the foregoing, Dividends may always be paid to the Borrower or a Subsidiary thereof.

     7.4 Indebtedness. The Credit Parties will not, and will not permit any of their Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

     (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

     (ii) Indebtedness pursuant to Hedging Agreements entered into as bona fide hedges against currency fluctuations and fluctuations in the price of raw materials to be purchased and used in the ordinary course of business and not for financing or speculative purposes;

     (iii) Indebtedness under bona fide and non-speculative Interest Rate Protection Agreements entered into with respect to other Indebtedness permitted under this Agreement;

     (iv) Indebtedness evidenced by Capitalized Lease Obligations entered into by the Borrower and its Subsidiaries to finance Capital Expenditures, provided, that in no event shall the aggregate outstanding amount of Capitalized Lease Obligations permitted by this clause (iv) exceed $20,000,000 at any time;

      (v) Indebtedness subject to Liens permitted by Section 7.1(vi);

     (vi)  intercompany Indebtedness among the Borrower and its Subsidiaries to the extent permitted by Section 7.5;

     (vii) Existing Indebtedness listed on Schedule IV (as reduced by any permanent repayments of principal thereof), plus any subsequent extension, renewal or refinancing thereof, provided that the aggregate principal amount of the Indebtedness to be extended, renewed or refinanced does not increase from that amount outstanding at the time of any such extension, renewal or refinancing;

     (viii) Indebtedness evidenced by Capitalized Lease Obligations entered into by the Borrower in connection with the sale-leaseback transaction described in Section 7.2(xi), provided, that in no event shall the aggregate outstanding amount of Capitalized Lease Obligations permitted pursuant to this clause (viii) exceed $20,000,000 at any time; and

     (ix) unsecured Indebtedness and, to the extent permitted by Sections 7.1(xii) and (xiii), secured Indebtedness, in each case so long as (i) no Default or Event of Default then exists or would result therefrom and (ii) based on calculations made by each Credit Party, each Credit Party would have been in compliance with Sections 7.7, 7.8 and/or 7.9, as applicable, for the Test Period then most recently ended calculated on a pro forma basis as if the respective Indebtedness, and all other Indebtedness incurred by such Credit Party and its Subsidiaries during such Test Period (or, if thereafter, on or prior to the respective date of determination) had been incurred on the first day of, and had remained outstanding throughout, such Test Period; provided, however, the aggregate principal amount of Indebtedness incurred by all Subsidiaries of the Borrower (other than Cervecera CCU and ECUSA) pursuant to this clause (ix) shall not exceed $75,000,000 at any time outstanding.

     7.5 Advances, Investments and Loans. The Credit Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (each of the foregoing, an “Investment” and, collectively, “Investments”), except that the following shall be permitted:

     (i) the Borrower and any of its Subsidiaries may acquire and hold accounts receivable owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the Borrower or such Subsidiary;

     (ii) the Borrower and any of its Subsidiaries may acquire and hold cash and Cash Equivalents;

     (iii) Investments in existence on the Borrowing Date and listed on Schedule VI shall be permitted, without giving effect to any additions thereto or replacements thereof, it being understood that any additional Investments made with respect to such existing Investments shall be permitted only if independently justified under the other provisions of this Section 7.5;

     (iv) the Borrower and any of its Subsidiaries may acquire and hold investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

     (v) the Borrower and any of its Subsidiaries may make loans and advances in the ordinary course of business to their respective officers, directors, managers and other employees, so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $10,000,000;

     (vi) the Borrower may acquire and hold obligations of one or more officers, directors, managers or other employees of the Borrower or any of its Subsidiaries in connection with such officers’, directors’, managers’ or employees’ acquisition of shares of capital stock of the Borrower, so long as no cash is paid by the Borrower or any of its Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

     (vii) the Borrower may enter into Hedging Agreements to the extent permitted by Sections 7.4 (ii) and (iii);

     (viii) the Borrower and its Subsidiaries may make intercompany loans and advances between or among one another, and the Borrower and its Subsidiaries may make cash contributions to their respective Subsidiaries, provided that (i) no Investment may be made pursuant to this clause (viii) by a Credit Party to a Subsidiary of the Borrower that is not a Credit Party at a time that a Default or an Event of Default exists and is continuing, (ii) any such Investment in the form of an intercompany loan or advance made to a Credit Party shall be evidenced by an intercompany note which shall include (or, if not evidenced by an intercompany note, the books and records of the respective parties shall note that such Investment shall be subject to) subordination provisions satisfactory to the Agents (it being understood and agreed that in any such event no such intercompany loans or advances made to a Credit Party may be repaid or prepaid by any Credit Party at any time that a Default or Event of Default exists), and (iii) the aggregate amount of all Investments made by the Credit Parties to their non-Wholly Owned Subsidiaries (excluding any capital contributions made by any of the Credit Parties to Viña San Pedro S.A. and Compañía Cervecerías Unidas Argentina S.A.) shall not exceed $40,000,000 at any time outstanding (determined without regard to any write-downs or write-offs of any such Investments);

     (ix) the Borrower and any of its Subsidiaries may make Investments consisting of non-cash consideration received by the Borrower or such Subsidiary in connection with any asset sale permitted by Sections 7.2(xii) and (xiii);

     (x) Permitted Acquisitions in accordance with the requirements of Section 7.2(x) shall be permitted; and

     (xi) the Borrower and its Subsidiaries may acquire and hold equity securities of any Person (other than the Borrower and its Subsidiaries) so long as the aggregate amount expended by the Borrower and its Subsidiaries for all such equity securities shall not exceed $1,000,000 at any time outstanding (determined without regard to any write-downs or write-offs thereof).

     7.6 Transactions with Affiliates. The Credit Parties will not, and will not permit any of their Subsidiaries to, enter into any transaction or series of related transactions, with any Affiliate of any Credit Party or any of its Subsidiaries, other than on terms and conditions substantially as favorable to such Credit Party or such Subsidiary as would reasonably be obtained by such Credit Party or such Subsidiary at that time in a comparable arm’s-length transaction with a Person other than an Affiliate, except that the following in any event shall be permitted:

     (i) intercompany transactions among the Borrower and its Subsidiaries to the extent expressly permitted by Sections 7.2, 7.3, 7.4 and 7.5 shall be permitted;

     (ii) any transaction with an officer or member of the Board of Directors of any Credit Party or its Subsidiaries in the ordinary course of business involving compensation, indemnity or employee benefit arrangements; and

     (iii) customary fees may be paid to non-officer directors of any Credit Party and its Subsidiaries.

     7.7 Consolidated Interest Coverage Ratio. Each Credit Party will not permit its respective Consolidated Interest Coverage Ratio for any Test Period ending on the last day of any fiscal quarter of such Credit Party to be less than 3.00:1.00.

     7.8 Consolidated Leverage Ratio. Each Credit Party will not permit its respective Consolidated Leverage Ratio at any time to be greater than 3.00:1.00.

     7.9 Minimum Consolidated Equity. The Borrower will not permit its Consolidated Equity at the end of each of its fiscal quarters to be less than the Peso equivalent of 15,000,000 Unidades de Fomento at such time (it being understood and agreed that non-cash adjustments effected on or prior to such date shall not be considered for purposes of the calculation required pursuant to this Section 7.9) .

     7.10 Limitation on Modifications of Estatutos Sociales. The Credit Parties will not, and will not permit (in accordance with applicable law) any of their Subsidiaries to, amend, modify or change in any material respect any certificate or articles of incorporation or equivalent organizational document (including, without limitation, by the filing or modification of any certificate of designation) or by-laws (estatutos sociales or equivalent organizational documents), or any agreement entered into by it, with respect to its capital stock or other equity interest, other than any amendments, modifications or changes pursuant to this Section 7.10 which could not reasonably be expected to be adverse to the interests of the Lenders or to the extent required by any mandatory requirements of any applicable law, rule or regulation.

     7.11 Limitation on Certain Restrictions on Subsidiaries. The Credit Parties will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by such Credit Party or any Subsidiary of such Credit Party, or pay any Indebtedness owed to such Credit Party or a Subsidiary of such Credit Party, (b) make loans or advances to such Credit Party or any of such Credit Party’s Subsidiaries or (c) transfer any of its properties or assets to such Credit Party or any of such Credit Party’s Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) the Existing Indebtedness and (iv) customary provisions restricting (A) subletting or assignment of any lease or other contract of such Credit Party or a Subsidiary of such Credit Party entered into in the ordinary course of business or (B) transfers of assets subject to a Permitted Lien.

     7.12 Business. The Credit Parties will not, and will not permit any of their Subsidiaries to, engage (directly or indirectly) in any business other than a Permitted Business.

     7.13 Accounting Changes. The Credit Parties will not make or allow any change in their accounting policies or reporting practices (including any change (in form, scope or substance) to any account entry used in the calculation of any of the financial covenants described in Sections 7.7, 7.8 and/or 7.9), except as required to comply with or permitted by Chilean GAAP.

     SECTION 8. Events of Default. Upon the occurrence of any of the following specified events (each, an “Event of Default”):

     8.1 Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for five or more Business Days, in the payment when due of any interest on any Loan or any Note or any Fees or any other amounts owing hereunder or under any other Credit Document; or

     8.2 Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered to the Agents or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

     8.3 Covenants. Any Credit Party shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 6.1(d)(i), 6.6, 6.11, 6.12, 6.13, 6.14, 6.15 or 7, or (b) default in the due performance or observance by it of any term, covenant or agreement contained in this Agreement (other than those set forth in Sections 8.1 and 8.2 or clause (a) of this Section 8.3) and such default shall continue unremedied for a period of 30 consecutive days after the earlier of the date on which any Credit Party becomes aware of such default or written notice thereof is provided to the defaulting party by the Administrative Agent or the Required Lenders; or

     8.4 Default Under Other Agreements. (i) Any Credit Party or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than the Obligations) of any Credit Party or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that (a) this clause shall not apply to Indebtedness that is required to be prepaid prior to its stated maturity solely as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness and (b) it shall not be a Default or an Event of Default under this Section 8.4 unless the aggregate principal amount (or, with respect to Indebtedness under Hedging Agreements, the termination amount) of all Indebtedness as described in preceding clauses (i) and (ii) is at least $10,000,000; or

     8.5 Bankruptcy, etc. Any Credit Party or any of its Subsidiaries shall commence a voluntary case concerning itself under any bankruptcy law of Chile, the Cayman Islands or any other jurisdiction or Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto; or an involuntary case is commenced against any Credit Party or any of its Subsidiaries under any such laws, and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in Title 11 of the United States Code) or síndico is appointed for, or takes charge of, all or substantially all of the property of any Credit Party or any of its Subsidiaries, or any Credit Party or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Credit Party or any of its Subsidiaries, or there is commenced against any Credit Party or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or any Credit Party or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Credit Party or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or any Credit Party or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any Credit Party or any of its Subsidiaries shall generally not pay its debts as they become due or there shall otherwise occur a cesación de pagos (within the meaning of Chilean law); or any Credit Party or any of its Subsidiaries shall admit in writing its inability to pay its debts generally as such debts become due; or any corporate action is taken by any Credit Party or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

     8.6 Guaranty. (i) At any time after the execution thereof, any Guaranty or any provision thereof shall cease to be a legal, valid and binding obligation enforceable in accordance with its terms as to Cervecera CCU or ECUSA, (ii) Cervecera CCU, ECUSA or any Person acting by or on behalf of such Credit Party shall deny or disaffirm such Credit Party’s obligations under any Guaranty or (iii) Cervecera CCU or ECUSA shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any Guaranty; or

     8.7 Judgments. One or more judgments or decrees shall be entered against any Credit Party or any of its Subsidiaries involving in the aggregate a liability (to the extent not paid or covered by a reputable and solvent third party insurance company) equal to or greater than $10,000,000 for all such judgments and decrees and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days; or

     8.8 Change of Control. A Change of Control shall occur; or

     8.9 Denial of Liability. (a) Any Credit Party shall deny its obligations under this Agreement, any Note or any other Credit Document, (b) any law, rule or regulation shall purport to render invalid, or preclude enforcement of, any material provision of this Agreement or any other Credit Document or impair performance of any Credit Party’s obligations hereunder or under any other Credit Document or (c) any dominant authority asserting or exercising de jure or de facto governmental or police powers shall, by moratorium laws or otherwise, cancel, suspend or defer the obligation of any Credit Party to pay any amount required to be paid hereunder or under any other Credit Document; or

     8.10 Currency Restrictions. Chile, the Cayman Islands or any Governmental Authority thereof shall impose restrictions or limitations on the availability of freely transferable Dollars to Persons outside Chile or the Cayman Islands which restrictions or limitations, in the reasonable judgment of the Required Lenders, could reasonably be expected to prevent any Credit Party from performing its respective obligations pursuant to the Credit Documents or Dollars shall, in the reasonable judgment of the Administrative Agent, be unavailable to any Credit Party at all or at a commercially reasonable rate of exchange; or

     8.11 Governmental Action. Any Governmental Authority shall have condemned, nationalized, seized, or otherwise expropriated all or any substantial part of the property, shares of capital stock or other assets of any Credit Party or any of its Subsidiaries, or shall have assumed custody or control of such property or other assets or of the business or operations of any Credit Party or any of its Subsidiaries, or shall have taken any action for the dissolution or disestablishment of any Credit Party or any of its Subsidiaries or any action that would prevent any Credit Party, any of its Subsidiaries or any of their respective officers from carrying on the business of such Credit Party or such Subsidiary or a substantial part thereof; or

     8.12 Amendments to Estatutos Sociales of the Borrower. The estatutos sociales of the Borrower shall have been amended, modified or changed in any material respect, other than (to the extent permitted to be made hereunder) any amendments, modifications or changes which could not reasonably be expected to be adverse to the interests of the Lenders;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent may and, upon the written request of the Required Lenders shall, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of any Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (although notwithstanding anything to the contrary contained in any Note, no Lender may accelerate any of its Notes without the consent of the Required Lenders unless the Loans, the Notes and/or the Obligations otherwise have been declared (or have become) due and payable as provided below) (provided that, if an Event of Default specified in Section 8.5 shall occur with respect to any Credit Party, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately; (ii) declare the principal of and any accrued interest in respect of all Loans, the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; and (iii) exercise any of the rights available under the Credit Documents or applicable law.

     SECTION 9. The Guaranty.

     9.1 The Guaranteed Obligations. (a) Cervecera CCU hereby irrevocably, absolutely and unconditionally guarantees, as primary obligor and not merely as surety, to the Guaranteed Creditors the full and prompt payment when due (whether upon maturity, acceleration or otherwise) of any and all of the Guaranteed Obligations of the Borrower. If any or all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors becomes due and payable hereunder, Cervecera CCU hereby irrevocably, absolutely and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in Dollars, together with any and all reasonable expenses which may be incurred by the Guaranteed Creditors in collecting any of the Guaranteed Obligations (including, without limitation, the payment of any stamp taxes). Cervecera CCU understands, agrees and confirms that the Guaranteed Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against Cervecera CCU without proceeding against the Borrower, against any security for the Guaranteed Obligations (to the extent applicable) or against any other guarantor under any other guaranty covering the Guaranteed Obligations. This Guaranty shall constitute a guaranty of payment and not of collection.

     (b) ECUSA hereby irrevocably, absolutely and unconditionally guarantees, as primary obligor and not merely as surety, to the Guaranteed Creditors, subject to the occurrence of an ECUSA Guaranty Event in accordance with Section 4.1 and the last sentence of this Section 9.1(b), the full and prompt payment when due (whether upon maturity, acceleration or otherwise) of any and all of the Guaranteed Obligations of the Borrower. If any or all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors becomes due and payable hereunder, ECUSA hereby irrevocably, absolutely and unconditionally promises, subject to the occurrence of an ECUSA Guaranty Event in accordance with Section 4.1 and the last sentence of this Section 9.1(b), to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in Dollars, together with any and all reasonable expenses which may be incurred by the Guaranteed Creditors in collecting any of the Guaranteed Obligations (including, without limitation, the payment of any stamp taxes). ECUSA understands, agrees and confirms that the Guaranteed Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against ECUSA without proceeding against the Borrower, against any security for the Guaranteed Obligations (to the extent applicable) or against any other guarantor under any other guaranty covering the Guaranteed Obligations. This Guaranty shall constitute a guaranty of payment and not of collection. The guaranty of ECUSA in this Section 9.1(b) shall become effective upon the occurrence of an ECUSA Guaranty Event in accordance with Section 4.1 and the last sentence of this Section 9.1(b) . Upon receipt of a certificate of the Chief Financial Officer of the Borrower or ECUSA pursuant to Section 6.1(c) that an ECUSA Guaranty Event has occurred or upon the reasonable calculation by the Administrative Agent that an ECUSA Guaranty Event has occurred based on the financial statements provided by the Borrower to the Administrative Agent pursuant to Section 6.1, financial statements otherwise provided by the Borrower or ECUSA to the Administrative Agent or financial statements of ECUSA or the Borrower that were filed under the FECU (as defined in Section 6.1(a)) and obtained by the Administrative Agent, the Administrative Agent agrees that it shall notify the Lenders, ECUSA and the Borrower of the occurrence of any ECUSA Guaranty Event and, in the case that the Administrative Agent determines the occurrence of an ECUSA Guaranty Event, provide the calculation used to determine the ECUSA Guaranty Event to the Lenders, ECUSA and the Borrower. ECUSA agrees that the notification made by the Administrative Agent in the manner set forth above shall trigger ipso facto the ECUSA Guaranty Event with no further liability to the Administrative Agent.

     (c) All payments made by the Guarantors hereunder shall be made without setoff, counterclaim or other defense, and shall be subject to the provisions of Section 3.4. All such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes in the manner provided for in Section 3.4. The Guarantors will indemnify and hold harmless each Guaranteed Creditor, and reimburse such Guaranteed Creditor upon its written request, for the amount of any Taxes (and other amounts) so levied or imposed and paid by such Guaranteed Creditor in the manner, and to the extent, provided in Section 3.4.

     9.2 Continuing Obligation. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Guaranteed Creditor in exercising any right, power or privilege hereunder and no course of dealing between ECUSA or Cervecera CCU and any Guaranteed Creditor or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which any Guaranteed Creditor or the holder of any Note would otherwise have. No notice to or demand on ECUSA or Cervecera CCU in any case shall entitle such Person or Persons to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Guaranteed Creditor or the holder of any Note to any other or further action in any circumstances without notice or demand.

     9.3 No Discharge. If a claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (b) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event the Guarantors agree that any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding any revocation hereof or the cancellation of any Note or other instrument evidencing any liability of the Guarantors or the Borrower, and the Guarantors shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee. It is the intention of the Guaranteed Creditors and the Guarantors that the Guaranteed Obligations hereunder shall not be discharged (whether pursuant to any bankruptcy law or comparable legislation or otherwise) except by the Guarantors' indefeasible performance of such obligations in accordance with the terms hereof and then only to the extent of such performance.

     9.4 Tolling of Statute of Limitations. To the fullest extent permitted under applicable law, any acknowledgment or new promise, whether by payment of principal or interest or otherwise by the Guarantors, with respect to any of the Guaranteed Obligations shall, if the statute of limitations in favor of the Guarantors against any Guaranteed Creditor or the holder of any Note shall have commenced to run, toll the running of such statute of limitations, and if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

     9.5 Bankruptcy. The Guarantors, unconditionally, absolutely and irrevocably, guarantee the payment of any and all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 8.5, and unconditionally, absolutely and irrevocably promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in lawful money of the United States.

     9.6 Independent Obligation. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the Guaranteed Obligations. The obligations of the Guarantors hereunder are independent of the obligations of the Borrower, and a separate action or actions may be brought and prosecuted against the Guarantors whether or not an action is brought against the Borrower or any other Person and whether or not the Borrower or any other Person is joined in any such action or actions. The Guarantors waive, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Each of the Guarantors’ liability under this Guaranty is unconditional irrespective of any law, regulation, decree or order of any jurisdiction, or any other event, affecting any term of any Guaranteed Obligation or any Lender’s rights with respect thereto, including, without limitation: (A) the application of any such law, regulation, decree or order, including any prior approval, which would prevent the exchange of a currency other than Dollars for Dollars or the remittance of funds outside of such jurisdiction or the unavailability of Dollars in any legal exchange market in such jurisdiction in accordance with normal commercial practice; or (B) a declaration of banking moratorium or any suspension of payments by banks in such jurisdiction or the imposition by such jurisdiction or any governmental authority thereof of any moratorium on, the required rescheduling or restructuring of, or required approval of payments on, any indebtedness in such jurisdiction; or (C) any expropriation, confiscation, nationalization or requisition by such country or any governmental authority that directly or indirectly deprives the companies in such jurisdiction of any payment obligation under any Guaranteed Obligations; or (D) any war (whether or not declared), insurrection, revolution, hostile act, civil strife or similar events occurring in such jurisdiction which has the same effect as the events described in clause (A), (B) or (C) above (in each of the cases contemplated in clauses (A) through (D) above, to the extent occurring or existing on or at any time after the date of this Guaranty). Without limiting the generality of the prior sentence, with respect to any Guaranteed Obligations that, in accordance with the express terms of any agreement pursuant to which such Guaranteed Obligations were created, were denominated in Dollars or any currency other than the currency of Chile, each of the Guarantors guarantees that it shall pay the Lenders strictly in accordance with the express terms of such agreement, including in the amounts and in the currency expressly agreed to thereunder, irrespective of and without giving effect to any laws of Chile in effect from time to time, or any order, decree or regulation in Chile.

     9.7 Authorization. The Guarantors authorize the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

     (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

     (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

     (c) exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting;

     (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;

     (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Guaranteed Creditors;

     (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Guaranteed Creditors regardless of what liability or liabilities of the Guarantors or the Borrower remain unpaid;

     (g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document, any Hedging Agreement or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document, any Hedging Agreement or any of such other instruments or agreements; and/or

     (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of either Guarantor from its liabilities under this Guaranty.

     9.8 Reliance. It is not necessary for any Guaranteed Creditor to inquire into the capacity or powers of the Guarantors to enter into this Guaranty or the officers, directors, partners or agents acting or purporting to act on its behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

     9.9 Subordination. Any indebtedness of the Borrower now or hereafter owing to either Guarantor is hereby subordinated to the Guaranteed Obligations owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrower to such Guarantor shall be collected, enforced and received by it for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations of such Guarantor to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Prior to the transfer by such Guarantor of any note or negotiable instrument evidencing any such indebtedness of the Borrower to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

     9.10 Waiver. (a) The Guarantors waive any right (except as shall be required by applicable law and cannot be waived) to require any Guaranteed Creditor to (i) proceed against the Borrower or any other Person, (ii) proceed against or exhaust any security held from the Borrower or any other Person or (iii) pursue any other remedy in any Guaranteed Creditor’s power whatsoever. The Guarantors waive, to the fullest extent permitted under applicable law, any defense based on or arising out of any defense of the Guarantors or any other Person, other than payment in full of the Guaranteed Obligations in cash in accordance with the terms thereof, based on or arising out of the disability of the Borrower or any other Person, or the validity, legality or unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Person other than payment in full of the Guaranteed Obligations in cash in accordance with the terms thereof. The Guaranteed Creditors may (to the extent applicable), at their election, foreclose on any security held by the Administrative Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Borrower or any other Person, or any security, without affecting or impairing in any way the liability of the Guarantors hereunder except to the extent the Guaranteed Obligations have been paid in full in cash in accordance with the terms thereof. To the extent permitted by applicable law, the Guarantors waive any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantors against the Borrower or any other Person or any security.

     (b) The Guarantors waive all presentments, demands for performance, protests and notices (other than any notice expressly provided for herein), including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. The Guarantors assume all responsibility for being and keeping themselves informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which the Guarantors assume and incur hereunder, and agree that the Guaranteed Creditors shall have no duty to advise the Guarantors of information known to them regarding such circumstances or risks.

     (c) Until such time as the Guaranteed Obligations have been paid in full in cash in accordance with the terms thereof, the Guarantors hereby waive (and agrees not to exercise) all rights of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual or otherwise) to the claims of the Guaranteed Creditors against the Borrower or any other guarantor of the Guaranteed Obligations and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from the Borrower or any other guarantor which it may at any time otherwise have as a result of this Guaranty.

     (d) The Guarantors warrant and agree that each of the waivers set forth herein is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

     9.11 Nature of Liability. (a) The liability of the Guarantors hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Borrower whether executed by the Guarantors, any other guarantor or by any other Person, and the liability of the Guarantors hereunder is not affected or impaired by (a) any direction as to application of payment by the Borrower or by any other Person, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other Person as to the Guaranteed Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Guaranteed Creditors on the Guaranteed Obligations which any such Guaranteed Creditor repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the Guarantors waive any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

     (b) It is the desire and intent of the Guarantors and the Guaranteed Creditors that this Guaranty shall be enforced against the Guarantors to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of any Guarantor under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason, then the amount of such Guarantor’s obligations under this Guaranty shall be deemed to be reduced and such Guarantor shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

     9.12 Guaranties. The Guarantors are executing, simultaneously with this Guaranty, the Chilean Guaranty for the purpose of providing the Lenders with two independent guaranties of the same obligations, one governed by New York law and the other governed by Chilean law which qualifies as a “título ejecutivo” in Chile, provided, however, in regard to ECUSA, that the ECUSA Guaranty Event has occurred. The actions arising under each Guaranty are separate and independent of each other, and the enforcement of the Chilean Guaranty against the Guarantors before Chilean courts shall not prevent the Lenders or the Administrative Agent from enforcing the Guaranty provided pursuant to this Section 9 against the Guarantors in the applicable jurisdiction provided for in Section 12.8; provided, however, that the Lenders shall not be entitled to receive pursuant to the application and enforcement Guaranties at any time any amount in excess of the amount of the Guaranteed Obligations due and unpaid at such time.

     SECTION 10. Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     “Acquired Entity or Business” shall mean either (x) the assets constituting a business, division or product line of any Person not already a Subsidiary of the Borrower or (y) the capital stock of any such Person, which Person shall, as a result of such stock acquisition, become a Subsidiary of the Borrower (or shall be merged with and into the Borrower, ECUSA, Cervecera CCU or another Subsidiary of the Borrower, with the Borrower, ECUSA, Cervecera CCU or such other Subsidiary being the surviving Person).

     “Administrative Agent” shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 11.11.

     “Affiliate” shall mean, with respect to any Person, any other Person (including, for purposes of Section 7.6 only, all directors, officers and partners of such Person) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

     “Agents” shall mean, collectively, the Administrative Agent and the Lead Arranger.

     “Agreement” shall mean this Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended or renewed from time to time.

     “Applicable Fiscal Years” shall mean the fiscal years of the Borrower ended on December 31, 2001, December 31, 2002 and December 31, 2003.

     “Applicable Margin” shall mean (a) 0.30% per annum from the Borrowing Date until the third year anniversary of the Borrowing Date and (b) 0.325% per annum from the third anniversary of the Borrowing Date until the Final Maturity Date.

     “Assignment and Assumption Agreement” shall mean an Assignment and Assumption Agreement, substantially in the form of Exhibit K hereto (appropriately completed).

     “Authorized Officer” shall mean, with respect to (i) delivering Notices of Borrowing and similar notices, any person or persons that has or have been authorized by the board of directors of the Borrower to deliver such notices pursuant to this Agreement and that has or have appropriate signature cards on file with the Administrative Agent, (ii) delivering financial information and officer’s certificates pursuant to this Agreement, the chief financial officer, the treasurer or any other senior financial officer of the Borrower and (iii) any other matter in connection with this Agreement or any other Credit Document, any officer (or a person or persons so designated by any executive officer) of the Borrower.

     “Base Rate” shall mean, at any time, the higher of (i) the Prime Lending Rate at such time and (ii) the rate which is 0.5% per annum in excess of the Federal Funds Rate at such time.

     “Base Rate Loan” shall mean each Loan bearing interest at the Base Rate as provided in Section 1.3(b) .

     “Borrower” shall mean the Cayman Islands branch of Compañía Cervecerías Unidas S.A., a corporation (sociedad anónima) organized and existing under the laws of the Republic of Chile.

     “Borrowing” shall mean the incurrence or continuation of LIBOR Loans by the Borrower from all of the Lenders on the Borrowing Date having the same Interest Period, provided that Base Rate Loans incurred by way of deemed conversion pursuant to Section 1.5 shall be considered part of the Borrowing of such LIBOR Loans.

     “Borrowing Date” shall mean the date on which the Borrower incurs Loans pursuant to Section 1.1(a) .

     “Business Day” shall mean (i) with respect to the Borrowing, payment or rate selection of Loans, a day (other than a Saturday or Sunday) on which banks generally are open in London, New York, Santiago and the Cayman Islands for the conduct of substantially all of their commercial lending activities and on which dealings in Dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in New York, Santiago and the Cayman Islands for the conduct of substantially all of their commercial lending activities.

     “Capital Expenditures” shall mean, with respect to any Person, the additions to property, plant and equipment and other capital expenditures of such Person, as the same are or would be set forth in a statement of cash flows of such Person in accordance with Chilean GAAP, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with Chilean GAAP) and the amount of Capitalized Lease Obligations incurred by such Person.

     “Capital Lease” shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with Chilean GAAP, is accounted for as a capital lease on the balance sheet of that Person.

     “Capitalized Lease Obligations” shall mean, with respect to any Person, all obligations of such Person under Capital Leases of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with Chilean GAAP.

     “Cash Equivalents” shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States, Chile or any agency or instrumentality thereof (provided that the full faith and credit of the United States or Chile, as the case may be, is pledged in support thereof) having maturities of not more than six months from the date of acquisition thereof, (ii) time deposits and certificates of deposit with maturities of not more than six months from the date of acquisition by such Person of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof, the District of Columbia or any foreign jurisdiction having capital, surplus and undivided profits aggregating in excess of $500,000,000 (or the foreign equivalent thereof), (iii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in (x) the United States rated at least A-1 or the equivalent thereof by S&P or at least P1 or the equivalent thereof by Moody’s Investors Service, Inc. or (y) Chile rated at least investment grade by S&P or Moody’s Investors Service, Inc., and in each case of clause (x) and (y), maturing not more than six months after the date of acquisition by such Person, (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above and (vi) demand deposit accounts maintained in the ordinary course of business.

     “Central Bank of Chile” shall mean the Banco Central de Chile.

     “Cervecera CCU” shall mean Cervecera CCU Chile Limitada, a limited liability company (sociedad de responsabilidad limitada) organized and existing under the laws of the Republic of Chile.

     “Change of Control” shall mean the occurrence of any one or more of the following: (i) the Borrower shall at any time cease to own directly on a fully diluted basis in the aggregate more than 80% of the voting and economic interest in any Guarantor’s capital stock (other than nominal amounts of shares required to be held other than by the Borrower under applicable law); or (ii) IRSA shall at any time cease to own (either directly or indirectly) on a fully diluted basis in the aggregate more than 50% of the economic and voting interest in the Borrower’s capital stock; or (iii) the Principal Holders shall at any time cease to own (either directly or indirectly) on a fully diluted basis in the aggregate more than 50% of the economic and voting interest in IRSA’s capital stock; or (iv) IRSA shall not have the right to elect, or shall for any reason not have elected, directly or indirectly, a majority of the directors of the Borrower.

     “Chile” shall mean the Republic of Chile.

     “Chilean GAAP” shall mean generally accepted accounting principles in Chile, consistently applied during a relevant period.

     “Chilean Guaranty” shall have the meaning provided in Section 4.14.

     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

     “Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule I directly below the column entitled “Commitment,” as the same may be (x) terminated or reduced from time to time pursuant to Sections 2.2, 2.3 and/or 8 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.8 or 12.4.

     “Commitment Letter” shall mean that certain commitment letter, dated September 13, 2004, among the Borrower, the Administrative Agent, and J.P. Morgan Securities Inc.

     “Commitment Termination Date” shall mean November 15, 2004.

     “Consolidated” refers to the consolidation of accounts in accordance with Chilean GAAP and the regulations of the SVS.

     “Consolidated EBITDA” shall mean (x) with respect to the Borrower, the sum of (i) the amount of operating income of the Borrower which at the date of this Agreement is entered as account entry No. 5.31.11.00 of the Borrower’s Consolidated FECU; plus (ii) depreciation which at the date of this Agreement is entered as account entry No. 5.50.30.05 of the Borrower’s Consolidated FECU, to the extent such amount was deducted in the calculation of the amount in clause (i); plus (iii) the amortization of intangibles which at the date of this Agreement is entered as account entry No. 5.50.30.10 of the Borrower’s Consolidated FECU, to the extent such amount was deducted in the calculation of the amount in clause (i), (y) with respect to ECUSA, the sum of (i) the amount of operating income of ECUSA which at the date of this Agreement is entered as account entry No. 5.31.11.00 of ECUSA’s Consolidated Statements; plus (ii) depreciation which at the date of this Agreement is entered as account entry No. 5.50.30.05 of ECUSA’s Consolidated Statements, to the extent such amount was deducted in the calculation of the amount in clause (i); plus (iii) the amortization of intangibles which at the date of this Agreement is entered as account entry No. 5.50.30.10 of the ECUSA’s Consolidated Statements, to the extent such amount was deducted in the calculation of the amount in clause (i), and (z) with respect to Cervecera CCU, the sum of (i) the amount of operating income of Cervecera CCU which at the date of this Agreement is entered as account entry No. 5.31.11.00 of Cervecera CCU’s Consolidated Statements; plus (ii) depreciation which at the date of this Agreement is entered as account entry No. 5.50.30.05 of Cervecera CCU’s Consolidated Statements, to the extent such amount was deducted in the calculation of the amount in clause (i); plus (iii) the amortization of intangibles which at the date of this Agreement is entered as account entry No. 5.50.30.10 of the Cervecera CCU’s Consolidated Statements, to the extent such amount was deducted in the calculation of the amount in clause.

     “Consolidated Equity” shall mean the Borrower’s total equity which at the date of this Agreement is entered as account entry No. 5.24.00.00 of the Borrower’s Consolidated FECU.

     “Consolidated Financial Debt” shall mean (x) with respect to the Borrower, the sum of: (i) the short term obligations of the Borrower to banks and financial institutions which at the date of this Agreement is entered as account entry No. 5.21.10.10 of the Borrower’s Consolidated FECU; plus (ii) the portion of the long term obligations of the Borrower to banks and financial institutions with a tenor of less than one year which at the date of this Agreement is entered as account entry No. 5.21.10.20 of the Borrower’s FECU; plus (iii) the obligations of the Borrower to the public in general (evidenced by promissory notes) which at the date of this Agreement is entered as account entry No. 5.21.10.30 of the Borrower’s FECU; plus (iv) the short term portion of the obligations of the Borrower to the public in general for the issuance of bonds which at the date of this Agreement is entered as account entry No. 5.21.10.40 of the Borrower’s FECU; plus (v) the long term obligations of the Borrower’s with a tenor of one year which at the date of this Agreement is entered as account entry No. 5.21.10.50 of the Borrower’s FECU; plus (vi) the portion of the long term obligations of the Borrower to banks and financial institutions with a tenor of more than one year which at the date of this Agreement is entered as account entry No. 5.22.10.00 of the Borrower’s FECU; plus (vii) the long term portion of the obligations of the Borrower to the public in general for the issuance of bonds, which at the date of this Agreement is entered as account entry No. 5.22.20.00 of the Borrower’s FECU; plus (viii) the portion of the short term obligations (including accounts payable) of the Borrower to any of the Borrower’s Affiliates which at the date of this Agreement is entered as account entry No. 5.21.20.10 of the Borrower’s FECU; plus (ix) the portion of long term obligations (including accounts payable) of the Borrower to any of the Borrower’s Affiliates which at the date of this Agreement is entered as account entry No. 5.22.50.00 of the Borrower’s FECU; (y) with respect to ECUSA, the sum of: (i) the short term obligations of ECUSA to banks and financial institutions which at the date of this Agreement is entered as account entry No. 5.21.10.10 of ECUSA’s Consolidated Statements; plus (ii) the portion of the long term obligations of ECUSA to banks and financial institutions with a tenor of less than one year which at the date of this

Agreement is entered as account entry No. 5.21.10.20 of ECUSA’s Statements; plus (iii) the obligations of ECUSA to the public in general (evidenced by promissory notes) which at the date of this Agreement is entered as account entry No. 5.21.10.30 of ECUSA’s Statements; plus (iv) the short term portion of the obligations of ECUSA to the public in general for the issuance of bonds, which at the date of this Agreement is entered as account entry No. 5.21.10.40 of ECUSA’s Statements; plus (v) the long term obligations of ECUSA’s with a tenor of one year which at the date of this Agreement is entered as account entry No. 5.21.10.50 of ECUSA’s Statements; plus (vi) the portion of the long term obligations of ECUSA to banks and financial institutions with a tenor of more than one year which at the date of this Agreement is entered as account entry No. 5.22.10.00 of ECUSA’s Statements; plus (vii) the long term portion of the obligations of ECUSA to the public in general for the issuance of bonds, which at the date of this Agreement is entered as account entry No. 5.22.20.00 of ECUSA’s Statements; plus (viii) the portion of the short term obligations (including accounts payable) of ECUSA to any of ECUSA’s Affiliates (other than (A) any such direct obligations owed to the Borrower and (B) any short term account payables owed to Viña San Pedro S.A., Transportes CCU Limitada that have been incurred by ECUSA in the ordinary course of business) which at the date of this Agreement is entered as account entry No. 5.21.20.10 of ECUSA’s Statements; plus (ix) the portion of long term obligations (including accounts payable) of ECUSA to any of ECUSA’s Affiliates (other than any such direct obligations owed to the Borrower) which at the date of this Agreement is entered as account entry No. 5.22.50.00 of ECUSA’s Statements and (z) with respect to Cervecera CCU, the sum of: (i) the short term obligations of Cervecera CCU to banks and financial institutions which at the date of this Agreement is entered as account entry No. 5.21.10.10 of Cervecera CCU’s Consolidated Statements; plus (ii) the portion of the long term obligations of Cervecera CCU to banks and financial institutions with a tenor of less than one year which at the date of this Agreement is entered as account entry No. 5.21.10.20 of Cervecera CCU’s Statements; plus (iii) the obligations of Cervecera CCU to the public in general (evidenced by promissory notes) which at the date of this Agreement is entered as account entry No. 5.21.10.30 of Cervecera CCU’s Statements; plus (iv) the short term portion of the obligations of Cervecera CCU to the public in general for the issuance of bonds, which at the date of this Agreement is entered as account entry No. 5.21.10.40 of Cervecera CCU’s Statements; plus (v) the long term obligations of Cervecera CCU’s with a tenor of one year which at the date of this Agreement is entered as account entry No. 5.21.10.50 of Cervecera CCU’s Statements; plus (vi) the portion of the long term obligations of Cervecera CCU to banks and financial institutions with a tenor of more than one year which at the date of this Agreement is entered as account entry No. 5.22.10.00 of Cervecera CCU’s Statements; plus (vii) the long term portion of the obligations of Cervecera CCU to the public in general for the issuance of bonds, which at the date of this Agreement is entered as account entry No. 5.22.20.00 of Cervecera CCU’s Statements; plus (viii) the portion of the short term obligations (including accounts payable) of Cervecera CCU to any of Cervecera CCU’s Affiliates (other than (A) any such direct obligations owed to the Borrower and (B) any short term account payables owed to Viña San Pedro S.A., Transportes CCU Limitada and ECUSA that have been incurred by Cervecera CCU in the ordinary course of business) which at the date of this Agreement is entered as account entry No. 5.21.20.10 of Cervecera CCU’s Statements; plus (ix) the portion of long term obligations (including accounts payable) of Cervecera CCU to any of Cervecera CCU’s Affiliates (other than any such direct obligations owed to the Borrower) which at the date of this Agreement is entered as account entry No. 5.22.50.00 of Cervecera CCU’s Statements.

     “Consolidated Interest Coverage Ratio” shall mean (x) as to the Borrower for any Test Period, the ratio of (a) Consolidated EBITDA to (b) interest payments, the amount which at the date of this Agreement is entered as account entry No. 5.31.12.60 of the Borrower’s Consolidated FECU, (y) as to ECUSA for any Test Period, the ratio of (a) Consolidated EBITDA to (b) interest payments, the amount which at the date of this Agreement is entered as account entry No. 5.31.12.60 of the ECUSA’s Consolidated Statements and (z) as to Cervecera CCU for any Test Period, the ratio of (a) Consolidated EBITDA to (b) interest payments, the amount which at the date of this Agreement is entered as account entry No. 5.31.12.60 of the Cervecera CCU’s Consolidated Statements.

     “Consolidated Leverage Ratio” shall mean (x) as to the Borrower as of any date of determination, the ratio of (a) Consolidated Financial Debt of the Borrower on such date to (b) Consolidated EBITDA for the Test Period then most recently ended, (y) as to ECUSA as of any date of determination, the ratio of (a) Consolidated Financial Debt of ECUSA on such date to (b) Consolidated EBITDA for the Test Period then most recently ended and (z) as to Cervecera CCU as of any date of determination, the ratio of (a) Consolidated Financial Debt of Cervecera CCU on such date to (b) Consolidated EBITDA for the Test Period then most recently ended.

     “Consolidated Statements” shall mean the Financial Statements of any Person provided hereunder and prepared on a consolidated basis in the same form required under the FECU.

     “Contingent Obligation” shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligations of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall, subject to any express limitation thereof contained in the documentation governing the same, be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

     “Credit Documents” shall mean this Agreement, the Notes (including the avals thereof) and the Chilean Guaranty.

     “Credit Party” shall mean each of the Borrower, Cervecera CCU, ECUSA and any permitted successor.

     “Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

     “Defaulting Lender” shall mean any Lender with respect to whom a Lender Default is in effect.

     “Disposition” shall mean any sale, transfer or other disposition by the Borrower or any of its Subsidiaries to any Person (including by way of redemption by such Person) other than to the Borrower or a Wholly-Owned Subsidiary of the Borrower of any asset (other than asset sales or other dispositions permitted by Sections 7.2(ii), (v), (vi), (ix) and (xii)).

     “Dividend” shall mean, with respect to any Person, that such Person has declared or paid a dividend or returned any equity capital to its stockholders, partners or other equity holders or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders, partners or other equity holders as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock, any partnership interests or any other equity interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock, any partnership interests or any other equity interests of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, “Dividends” with respect to any Person shall also include all payments made or required to be made by such Person to shareholders of such Person with respect to any stock appreciation rights or equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

     “Dollars” and the sign “$” shall each mean freely transferable lawful money of the United States of America.

     “Dólar Observado” shall mean the exchange rate published by the Central Bank of Chile pursuant to number 6 of Chapter I of its Compendium of Foreign Exchange Rules.

     “ECUSA” shall mean Embotelladoras Chilenas Unidas S.A., a corporation (sociedad anónima) organized under the laws of the Republic of Chile.

     “ECUSA Debt Ratio Event” shall mean an event upon which the Consolidated Indebtedness of ECUSA is equal to or greater than 10% of the Consolidated Indebtedness of Compañia Cervecerías Unidas S.A.

     “ECUSA EBITDA Ratio Event” shall mean an event upon which the Consolidated EBITDA of ECUSA is equal to or greater than 30% of the Consolidated EBITDA of Compañia Cervecerías Unidas S.A.

     “ECUSA Guaranty Event” shall mean the occurrence of an ECUSA Debt Ratio Event or the occurrence of an ECUSA EBITDA Ratio Event.

     “Effective Date” shall have the meaning provided in Section 12.10.

     “Eligible Transferee” shall mean and include a commercial bank, insurance company, financial institution, finance company, any fund that invests in bank loans or any other “accredited investor” (as defined in Regulation D of the Securities Act of 1933, as amended).

     “Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (for purposes of this definition, “claims”), including, without limitation, (a) any and all claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

     “Environmental Law” shall mean any statute, law, rule, regulation, ordinance, code, legally binding guideline, written policy and rule of civil law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, in each case, applicable to any Credit Party or any of its respective Subsidiaries.

     “Event of Default” shall have the meaning provided in Section 8.

     “Excess Amount” shall have the meaning provided in Section 12.6(b) .

     “Existing Indebtedness” shall mean the Indebtedness of the Borrower and its Subsidiaries outstanding on the Borrowing Date as set forth on Schedule IV.

     “FECU” has the meaning provided in Section 6.1(a) .

     “Federal Funds Rate” shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:00 A.M. (New York time) on such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

     “Fees” shall mean all amounts payable pursuant to or referred to in Section 2.1.

     “Final Maturity Date” shall mean the fifth anniversary of the date of this Agreement.

     “Financial Statements” shall mean the balance sheets and related statements of income, cash flows and shareholder’s equity, either consolidated or unconsolidated, as the case may be, of any Person.

     “Formal Market” shall mean, at any time, the foreign currency exchange market provided at such time by the Central Bank of Chile where banks and other institutions authorized by the Central Bank of Chile must purchase and sell foreign currency.

     “Governmental Authority” shall mean any ministry, administrative department, agency, commission, bureau, board, regulatory authority, registry, instrumentality, other governmental body, entity, judicial or administrative body or court (including, without limitation, banking and taxing authorities), of, or owned or controlled by, as the case may be, Chile, Cayman Islands, the United States or any other jurisdiction or (in each case) any political subdivision thereof.

     “Guaranteed Creditors” shall mean and include each of the Lender Creditors and the Hedging Creditors.

     “Guaranteed Obligations” shall mean (a) with respect to Cervecera CCU (i) the principal and interest on each Note issued to each Lender, and all Loans made, under this Agreement, together with all the other obligations and liabilities (including, without limitation, indemnities, Fees and interest thereon) of the Borrower to each Lender, the Administrative Agent and the Lead Arrangers now existing or hereafter incurred under, arising out of or in connection with this Agreement and each other Credit Document to which the Borrower is a party and the due performance and compliance by the Borrower with all the terms, conditions and agreements contained in each such Credit Document and (ii) all obligations and liabilities of the Borrower owing under any Hedging Agreement entered into by the Borrower with any Hedging Creditor, whether now in existence or hereafter arising, and the due performance and compliance by the Borrower with all terms, conditions and agreements contained therein, and (b) with respect to ECUSA, the principal and interest on each Note issued to each Lender, and all Loans made, under this Agreement, together with all the other obligations and liabilities (including, without limitation, indemnities, Fees and interest thereon) of the Borrower to each Lender, the Administrative Agent and the Lead Arrangers now existing or hereafter incurred under, arising out of or in connection with this Agreement and each other Credit Document to which the Borrower is a party and the due performance and compliance by the Borrower with all the terms, conditions and agreements contained in each such Credit Document .

     “Guarantors” shall mean Cervecera CCU and upon the occurrence of an ECUSA Guaranty Event, ECUSA.

     “Guaranty” shall mean, collectively, the guaranty of Cervecera CCU and, upon the occurrence of an ECUSA Guaranty Event, ECUSA, each pursuant to Section 9 and the Chilean Guaranty.

     “Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the release of which is prohibited, limited or regulated by any Environmental Law.

     “Hedging Agreement” shall mean (i) any Interest Rate Protection Agreement and (ii) any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against fluctuations in currency or commodity values.

     “Hedging Creditor” shall mean and include each Person (other than any Credit Party) party to a Hedging Agreement to the extent that such Person constitutes a Lender or any affiliate thereof (even if such Lender subsequently ceases to be a Lender under this Agreement for any reason) so long as such Lender or affiliate participates in such Hedging Agreement, and their subsequent assigns, if any.

     “Indebtedness” shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all unpaid drawings in respect of all letters of credit (or similar instruments) issued for the account of such Person and which remain unpaid for more than three Business Days, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided that if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the lesser of the amount of such Indebtedness and the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) all Capitalized Lease Obligations of such Person, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person and (vii) all obligations under any Hedging Agreement or under any similar type of agreement. Notwithstanding the foregoing, Indebtedness shall not include trade payables and accrued expenses incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

     “Interest Determination Date” shall mean the second Business Day prior to the commencement of any Interest Period.

     “Interest Period” shall have the meaning provided in Section 1.4.

     “Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

     “Investment” shall have the meaning provided in Section 7.5.

     “IRSA” shall mean Inversiones y Rentas S.A., a corporation (sociedad anónima) organized and existing under the laws of Chile.

     “Judgment Currency” shall have the meaning provided in Section 12.15(b) .

     “Judgment Currency Conversion Date” shall have the meaning provided in Section 12.15(b) .

     “Lead Arranger” shall have the meaning provided in the first paragraph of this Agreement.

     “Lender” shall have the meaning provided in the first paragraph of this Agreement.

     “Lender Creditors” shall mean and include the Agents and the Lenders.

     “Lender Default” shall mean (i) the refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing required to be made available by it in accordance with the terms of this Agreement or (ii) a Lender having notified the Administrative Agent and/or the Borrower that it does not intend to comply with its obligations under Section 1.1.

     “LIBOR” shall mean, with respect to any Interest Period, (i) either (a) an interest rate per annum equal to the rate per annum set forth on page 3750 of the Dow Jones Telerate Service (or any other page that may replace such page from time to time) as of 11:00 A.M. (London time) on the second Business Day prior to the first day of the relevant Interest Period for Dollar deposits having a tenor equal to the duration of such Interest Period; or (b) if a rate cannot be determined pursuant to clause (a) above, a rate per annum equal to the rate per annum set forth on page “LIBP” of the Reuters Screen (or any other page that may replace such page from time to time) as of 11:00 A.M. (London time) on the second Business Day prior to the first day of the relevant Interest Period for Dollar deposits having a tenor equal to the duration of such Interest Period divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D). In the event that two or more such rates appear on page 3750 or page “LIBP”, as the case may be, “LIBOR” shall be the arithmetic mean (rounded to the nearest whole multiple of 1/16 of 1% per annum, if such a percentage is not such a multiple) of such offered rates. In the event that the rates indicated above are not available at the relevant date of determination for any reason, then “LIBOR” shall mean, with respect to any Interest Period (i) the arithmetic average of the offered quotation to first-class banks in the interbank Eurodollar market by the Administrative Agent for Dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the LIBOR Loans for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such LIBOR Loans, determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

     “LIBOR Loans” shall mean each Loan bearing interest at LIBOR.

     “Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under any recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

     “Loans” shall have the meaning provided in Section 1.1(a) .

     “Margin Stock” shall have the meaning provided in Regulation U.

     “Material Adverse Effect” shall mean (i) a material adverse effect on the condition (financial or otherwise), business, operations, assets, properties, liabilities or prospects of any Credit Party or any Credit Party and its Subsidiaries taken as a whole or (ii) a material adverse effect (x) on the rights or remedies of the Lenders or the Administrative Agent hereunder or under any other Credit Document or (y) on the ability of any Credit Party to perform its obligations to the Lenders or the Administrative Agent hereunder or under any other Credit Document.

     “Material Disposition” shall mean any Disposition (or series of related Dispositions) pursuant to which the Borrower or any of its Subsidiaries (other than Viña San Pedro S.A. and Compañía Cervecerías Unidas Argentina S.A.) receives Net Disposition Proceeds equal to or in excess of $10,000,000.

     “Material Recovery Event” shall mean any Recovery Event pursuant to which the Borrower or any of its Subsidiaries (other than Viña San Pedro S.A. and Compañía Cervecerías Unidas Argentina S.A.) receives Net Insurance Proceeds equal to or in excess of $10,000,000.

     “Material Subsidiaries” shall mean those Subsidiaries of the Borrower on the Effective Date which account for (a) at least 10% of the total Consolidated assets of the Borrower and its Subsidiaries, taken as a whole, or (b) at least 10% of the Consolidated revenues of the Borrower and its Subsidiaries, taken as a whole, in each case determined for each such Subsidiary (on a consolidated basis with its Subsidiaries) as of the last day of, or for the most recent fiscal quarter of, the Borrower ended prior to the Effective Date, and designated as such on Schedule III hereto.

     “Moody’s” shall mean Moody’s Investors Service, Inc. (or its successor).

     “NAIC” shall mean the National Association of Insurance Commissioners.

     “Net Disposition Proceeds” shall mean, for any Disposition, the cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such Disposition (or series of related Dispositions), net of (i) the reasonable costs of such Disposition (including fees and commissions, payments of unassumed liabilities relating to the assets sold and required payments of any Indebtedness which is secured by the respective assets which were disposed of), (ii) the compensation required to be paid (pursuant to a resolution of the shareholders of the Borrower) to the Board of Directors of the Borrower in connection with such Disposition, (iii) the incremental taxes paid or payable by the Borrower as a result of such Disposition and (iv) any amount (subject to the immediately succeeding proviso) required to be reserved (and subsequently used) for the payment of dividends of the Borrower or the relevant Subsidiary (in the case of any such Subsidiary, to the extent that any such Dividend is paid to a Person other than the Borrower or any Subsidiary thereof) in accordance with the prevailing dividend policy of the Borrower or such Subsidiary (as established by the shareholders of such Person prior to the date of such Disposition); provided that for purposes of this clause (iv), in the event that the applicable dividend policy of the Borrower or any such Subsidiary requires the payment of dividends in excess of 50% of the profits of such Person, the amount permitted to be deducted pursuant to this clause (iv) shall be limited to (and shall not exceed) 50% of the net profits of such Person.

     “Net Insurance Proceeds” shall mean, with respect to any Material Recovery Event, the cash proceeds received in respect of such Material Recovery Event (net of (x) reasonable costs and taxes incurred in connection with such Material Recovery Event and (y) any required payments of any Indebtedness which is secured by the respective assets or property subject to such Material Recovery Event).

     “Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.

     “Noon Buying Rate” shall mean the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York.

     “Note” shall have the meaning provided in Section 1.1(d) .

     “Notice of Borrowing” shall have the meaning provided in Section 1.1(b) .

     "Notice Office" shall mean the office of the Administrative Agent located at 1111 Fannin, Floor 10, Houston, TX 77002, Attn. Harry Kumala or such other office or person as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

     “Obligations” shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to any Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document.

     "Payment Office" shall mean the office of the Administrative Agent located at 1111 Fannin., Floor 10, Houston, TX 77002, Attn Harry Kumala, or such other office or person as the Administative Agent may hereafter designate in writing as such to the other parties hereto and that the funds shall be payable at JPMorgan Chase Bank, NY, ABA 021000021 in favor of CCU Clearing Account No. 304 257 818 .

     “Permitted Acquisition” shall mean the acquisition by the Borrower or a Subsidiary thereof of an Acquired Entity or Business (including by way of merger of such Acquired Entity or Business with and into the Borrower (so long as the Borrower is the surviving corporation) or a Subsidiary thereof (so long as the Subsidiary is the surviving corporation)), provided that (in each case) (A) the consideration paid or to be paid by the Borrower or such Subsidiary consists solely of cash, the issuance or incurrence of Indebtedness otherwise permitted by Section 7.4 or the issuance of capital stock of the Borrower, (B) no Default or Event of Default shall have occurred and be continuing as of the date of any such acquisition or result therefrom and (C) the Acquired Entity or Business acquired pursuant to the respective Permitted Acquisition is engaged in a Permitted Business.

     “Permitted Businesses” shall mean any business of the type engaged in by the Borrower and its Subsidiaries as of the Effective Date and all reasonable extensions thereof and businesses ancillary or complementary thereto (it being understood and agreed that the business of food and beverage is a complementary business).

     “Permitted Liens” shall have the meaning provided in Section 7.1.

     “Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

     “Peso” shall mean the lawful currency of Chile.

     “Prime Lending Rate” shall mean the rate which the Administrative Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

     “Principal Holders” shall mean each of, or all of, as the context shall require, Quiñenco S.A., a corporation (sociedad anónima) organized and existing under the laws of Chile and Heineken N.V., a corporation organized and existing under the laws of The Netherlands (or any direct or indirect Wholly-Owned Subsidiary thereof).

     “Recovery Event” shall mean the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation awards payable by reason of theft, loss, physical destruction, damage, taking, condemnation, seizing or any other similar event with respect to any property or assets of any such Person (excluding proceeds from business interruption insurance).

     “Register” shall have the meaning provided in Section 12.18.

     “Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System of the United States of America as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

     “Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System of the United States of America as from time to time in effect and any successor to all or a portion thereof.

     “Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System of the United States of America as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

     “Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System of the United States of America as from time to time in effect and any successor to all or a portion thereof.

     “Replaced Lender” shall have the meaning provided in Section 1.8.

     “Replacement Lender” shall have the meaning provided in Section 1.8.

     “Required Lenders” shall mean, at any time, Non-Defaulting Lenders the sum of whose outstanding Loans (and, if prior to the termination thereof, Commitments) represent an amount greater than 51% of the sum of all outstanding Loans (and, if prior to the termination thereof, the Commitments) of the Non-Defaulting Lenders.

     “Returns” shall have the meaning provided in Section 5.11.

     “S&P” shall mean Standard & Poor’s Ratings Services (or its successor), a division of The McGraw-Hill Companies, Inc.

     “Statements” shall mean the Financial Statements of any Person provided hereunder and prepared on an unconsolidated basis in the same form required under the FECU.

     “Subsidiary” of any Person shall mean (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, limited liability company, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time.

“SVS” shall mean the Superintendencia de Valores y Seguros.

“Tax Benefit” shall have the meaning provided in Section 3.4(b) .

“Taxes” shall have the meaning provided in Section 3.4.

     “Test Period” shall mean, as to any Person, the four consecutive fiscal quarters of such Person then last ended (in each case taken as one accounting period).

     “Total Commitment” shall mean, at any time, the sum of the Commitments of the Lenders.

     “Unidad de Fomento” shall mean an inflation-indexed, Chilean Peso-denominated adjustability unit, calculated by the Central Bank of Chile as provided in No. 9 of article 35 of Law No. 18,840 and number 3(a) of Chapter II.B.3 of the Compendium of Financial Regulations of the Central Bank of Chile.

     “United States” and “U.S.” shall each mean the United States of America.

     “Wholly-Owned Subsidiary” shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than nominal amounts of shares required to be held other than by such Person under applicable law) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, limited liability company, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest (other than nominal amounts of shares required to be held other than by any such Person under applicable law) at such time.

     SECTION 11. Agents.

     11.1 Appointment. Each Lender hereby irrevocably designates and appoints JPMorgan Chase Bank as Administrative Agent and J.P. Morgan Securities Inc. as Lead Arranger, in each case to act as specified herein and in the other Credit Documents, and each such Lender hereby irrevocably authorizes the Administrative Agent and the Lead Arranger to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent and the Lead Arranger by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Each Lender hereby irrevocably designates and appoints the Administrative Agent to execute the Chilean Guaranty on its behalf and on behalf of its successors and assigns. The provisions of this Section 11 are solely for the benefit of the Administrative Agent, the Lead Arranger and the Lenders, and neither the Borrower nor any of its Subsidiaries shall, except as expressly set forth in Section 11.11, have any rights as third party beneficiaries of any of the provisions hereof.

     11.2 Nature of Duties. Each of the Administrative Agent and the Lead Arranger agrees to act as such upon the express conditions contained in this Section 11. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Credit Document, the Administrative Agent and the Lead Arranger shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent or the Lead Arranger. The duties of the Administrative Agent and the Lead Arranger shall be mechanical and administrative in nature; the Administrative Agent and the Lead Arranger shall not have (or be deemed to have) by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon any such Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein. None of the Administrative Agent or the Lead Arranger nor any of their officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by the gross negligence or willful misconduct of such Person (as determined by a court of competent jurisdiction in a final and non-appealable decision).

     11.3 Delegation of Duties. Each of the Administrative Agent and the Lead Arranger may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. None of the Administrative Agent or the Lead Arranger shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     11.4 Exculpatory Provisions. None of the Administrative Agent, the Lead Arranger or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person in its capacity as Administrative Agent or Lead Arranger, as the case may be, under or in connection with this Agreement or the other Credit Documents (except for its own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any Subsidiary of the Borrower or any of their respective officers contained in this Agreement or the other Credit Documents, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the Lead Arranger under or in connection with, this Agreement or any other Credit Document or for any failure of any Credit Party or any of its Subsidiaries or any of their respective officers to perform their obligations hereunder or thereunder. None of the Administrative Agent or the Lead Arrangers shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Credit Documents, or to inspect the properties, books or records of any Credit Party or any of its Subsidiaries. None of the Administrative Agent or the Lead Arranger shall be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent or the Lead Arranger, as the case may be, to the Lenders or by or on behalf of any Credit Party or any of its Subsidiaries to the Administrative Agent or the Lead Arranger, as the case may be, or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

     11.5 Reliance by Agents. The Administrative Agent and the Lead Arranger shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution,

notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any of its Subsidiaries), independent accountants and other experts selected by the Administrative Agent or the Lead Arranger, as the case may be.

     11.6 Notice of Default. None of the Administrative Agent or the Lead Arranger shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent or the Lead Arranger, as the case may be, has actually received notice from a Lender or any Credit Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected (and no Lender or holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result thereof) in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

     11.7 Nonreliance on Agents and Other Lenders. Each Lender expressly acknowledges that none of the Administrative Agent, the Lead Arranger or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent or the Lead Arranger hereinafter taken, including any review of the affairs of any Credit Party or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Lead Arranger to any Lender. Each Lender represents to the Administrative Agent and the Lead Arranger that it has, independently and without reliance upon the Administrative Agent, the Lead Arranger or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of each Credit Party and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, the Lead Arranger or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of each Credit

Party and its Subsidiaries. None of the Administrative Agent or the Lead Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other condition, prospects or creditworthiness of any Credit Party or any of its Subsidiaries which may come into the possession of the Administrative Agent or the Lead Arranger or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates.

     11.8 Indemnification. The Lenders agree to indemnify the Administrative Agent and the Lead Arranger in their respective capacities as such ratably according to their respective “percentages” as used in determining the Required Lenders at such time or, if the Commitments have terminated and all Loans have been repaid in full, as determined immediately prior to such termination and repayment, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent or the Lead Arranger in their respective capacities as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent or the Lead Arranger under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrower or any of its Subsidiaries; provided that no Lender shall be liable to the Administrative Agent or the Lead Arranger for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting primarily from the gross negligence or willful misconduct of the Administrative Agent or the Lead Arranger (as determined by a court of competent jurisdiction in a final and non-appealable decision). If any indemnity furnished to the Administrative Agent or the Lead Arranger for any purpose shall, in the opinion of the Administrative Agent or the Lead Arranger be insufficient or become impaired, the Administrative Agent or the Lead Arranger, as the case may be, may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 11.8 shall survive the payment of all Obligations.

     11.9 Agents in Their Individual Capacities. The Administrative Agent and the Lead Arranger andwaiver their respective affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Credit Party or any of its Subsidiaries or of any Affiliate of any such Person as though the Administrative Agent or the Lead Arranger, as the case may be, were not the Administrative Agent or the Lead Arranger, as the case may be, hereunder and may accept fees and other consideration from the Borrower or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders. With respect to the Loans made by it and all Obligations owing to it, each of the Administrative Agent and the Lead Arranger shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent or the Lead Arranger, as the case may be, and the terms “Lender” and “Lenders” shall include the Administrative Agent and the Lead Arranger in their individual capacities.

     11.10 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been recorded in the Register in accordance with Section 12.18. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

     11.11 Resignation of the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days’ prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below, or as otherwise provided below.

     (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

     (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

     (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

     11.12 The Lead Arranger. Notwithstanding anything to the contrary contained in this Agreement, the Lead Arranger shall not have any rights, obligations, responsibilities or duties under this Agreement in its capacity as such other than the rights set forth in this Section 11 and Section 12.

     SECTION 12. Miscellaneous.

     12.1 Payment of Expenses, etc. The Credit Parties jointly and severally agree that they will: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of (x) the Agents (including, without limitation, the reasonable fees and disbursements of Shearman & Sterling LLP, as special U.S. counsel to the Agents, Carey y Cía. Ltda., as special Chilean counsel to the Agents) in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein, provided that certain of such costs and expenses described in this clause (x) to the extent incurred on or prior to the Effective Date shall be subject to the limitations set forth in the Commitment Letter, (y) the Administrative Agent (including, without limitation, the reasonable fees and disbursements of counsel and consultants) in connection with any amendment, waiver or consent relating to this Agreement or any other Credit Document and any document or instrument referred to herein or therein and (z) each Agent and each of the Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings (including, without limitation, the reasonable fees and disbursements of counsel and consultants for each Agent and counsel for each of the Lenders); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Agents and Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Agent or Lender) to pay such taxes; and (iii) indemnify each Agent and each Lender, and each of their respective affiliates, officers, directors, employees, advisors and representatives from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys’ and consultants’ fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Agent or any Lender is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of proceeds of the Loans or the consummation of any transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (as determined by a court of competent jurisdiction in a final and non-appealable decision). To the extent that the undertaking to indemnify, pay or hold harmless any Agent or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Credit Parties shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law. The Credit Parties also agree not to assert any claim against any Agent, any Lender or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any Credit Document, the actual or proposed use of the proceeds of the Loans or any of the transactions contemplated by the Credit Documents.

     12.2 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or any of its Subsidiaries or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the

Administrative Agent or such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of any Credit Party against and on account of any Obligations and liabilities of such Credit Party to the Administrative Agent or such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 12.6(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

     12.3 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telecopied or delivered: if to any Credit Party or the Lead Arranger, at the address specified opposite its signature below; if to any Lender, at its address specified on Schedule II; and if to the Administrative Agent, at the Notice Office; or, as to any Credit Party, the Lead Arranger or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto, and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Credit Parties and the Administrative Agent. All such notices and communications shall, when mailed, telecopied or sent by overnight courier, be effective 10 days after deposit in the mail postage prepaid and addressed as aforesaid, one Business Day after delivery to the overnight courier addressed as aforesaid or upon receipt of any telecopy confirmation by the sender thereof, as the case may be, except that notices and communications to any Agent or any Lender shall not be effective until received.

     12.4 Benefit of Agreement; Assignments; Participations. (a) This Agreement and the other Credit Documents shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that no Credit Party may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of all of the Lenders; and, provided further, that although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a “Lender” for all purposes hereunder and the participant shall not constitute a “Lender” hereunder (and may not transfer or assign all or any portion of its Commitment and outstanding Obligations hereunder except as provided in Sections 1.8 and 12.4(b)); and, provided further, that no Lender shall grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory repayment of Loans shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Credit Party of any of its respective rights and obligations under this Agreement or (iii) release Cervecera CCU or ECUSA from its obligations under any

Guaranty (except in accordance with the express terms of this Agreement or such Guaranty). In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

     (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Commitment and related outstanding Loans (or, if the Commitment has terminated, outstanding Loans) hereunder to (i) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or to one or more other Lenders or their respective parent company or to any affiliate of such other Lender which is at least 50% owned by such Lender or its parent company or (ii) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $2,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such Commitment and related outstanding Loans (or, if the Commitment has terminated, outstanding Loans) hereunder to one or more Eligible Transferees (treating any fund that invests in loans and any other fund that invests in loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that, (i) at such time, Schedule I shall be deemed modified to reflect the Commitments and/or outstanding Loans, as the case may be, of such new Lender and of the existing Lenders, (ii) upon the surrender of the relevant Note by the assigning Lender (or, upon such assigning Lender’s indemnifying the Borrower of any lost Note pursuant to a customary indemnification agreement) a new Note will be issued, at the Borrower’s expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 1.1(d) (with appropriate modifications) to the extent needed to reflect the revised Commitments and/or outstanding Loans, as the case may be, (iii) the consent of the Administrative Agent and, so long as no Default or Event of Default then exists, the consent of the Borrower (each of which shall not be unreasonably withheld or delayed) shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (y) above, provided that the consent of the Borrower shall not be required for assignments by the Agents (or their Affiliates) until the earlier of (A) the date on which the Agents (acting jointly) have determined that the primary syndication of the Commitments and Loans has been completed and (B) the 90th day following the Effective Date, (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500 and (v) no such transfer or assignment will be effective until recorded by the Administrative agent on the Register pursuant to Section 12.18. To the extent of any assignment pursuant to this Section 12.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments and/or outstanding Loans. To the extent that an assignment of all or any portion of a Lender’s Commitment and/or outstanding Loans pursuant to Section 1.8 or this Section 12.4(b) would, at the time of such assignment, result in increased costs under Section 1.5 or 3.4 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the

Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

     (c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank or the Central Bank of Chile in support of borrowings made by such Lender from such Federal Reserve Bank or the Central Bank of Chile, as the case may be, upon notice to the Administrative Agent, any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee in support of its obligations to its trustee. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.

     12.5 No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and any Agent or any Lender or any holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Agent or any Lender or any holder of any Note to any other or further action in any circumstances without notice or demand.

     12.6 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party, it shall distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

     (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt (an “Excess Amount”), then such Lender receiving such Excess Amount shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided that if all or any portion of such Excess Amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     12.7 Calculations; Computations; Accounting Terms. (a) The Financial Statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with Chilean GAAP, consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders); provided that such Financial Statements also shall be accompanied by convenience translations pursuant to which all Peso amounts will be converted into Dollars both (i) using the Dólar Observado published on the last day of the respective fiscal quarter or year of the Borrower, as the case may be, and (ii) on the basis provided in Section 12.7(b)(i) . Except as otherwise expressly provided herein, all Financial Statements and other reports and certificates delivered pursuant to this Agreement shall be in English.

     (b) Notwithstanding anything to the contrary contained in clause (a) of this Section 12.7, (i) all calculations used in determining compliance with Sections 7.7 and 7.8 shall convert all Peso amounts into Dollars using the average rate of exchange during the relevant fiscal period based on the rates in effect in Chile on each Business Day during such fiscal period, (ii) for purposes of determining compliance with any incurrence tests set forth in Sections 7.1 through 7.6, inclusive, any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars) shall be converted into Dollars on the basis of the Noon Buying Rate as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate Dollar limitation provided for therein for any fiscal period, and any incurrences or expenditures theretofore made during such fiscal period shall be recalculated based on the Noon Buying Rate on the date on which any additional incurrence or expenditure is to be made, and (iii) for purposes of determining compliance with any other restriction stated in Dollars in this Agreement, the dollar equivalent amount of any amounts in any other foreign currency shall be converted on the basis of the Noon Buying Rate as in effect on the date of determination.

     (c) All computations of interest and Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable.

     12.8 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS (OTHER THAN THE CHILEAN GUARANTY) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF LAW RULES THEREOF). BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, EACH OF THE CREDIT PARTIES HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND ACCEPTS THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE AFORESAID COURTS. EACH OF THE CREDIT PARTIES HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION

OVER SUCH CREDIT PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH CREDIT PARTY. EACH OF THE CREDIT PARTIES FURTHER IRREVOCABLY AGREES THAT SERVICE OF ALL WRITS, PROCESS AND SUMMONSES IN ANY PROCEEDING OR ANY SUIT, ACTION, PROCEEDING TO ENFORCE OR EXECUTE ANY JUDGMENT BROUGHT AGAINST IT IN THE STATE OF NEW YORK MAY BE MADE UPON CT CORPORATION SYSTEM, PRESENTLY LOCATED AT 111 EIGHTH AVENUE, NEW YORK, NEW YORK, 10011, USA, WHICH IS HEREBY IRREVOCABLY APPOINTED DESIGNEE, APPOINTEE AND AGENT OF EACH OF THE CREDIT PARTIES FOR SERVICE OF PROCESS IN THE STATE OF NEW YORK WITH RESPECT TO ANY CREDIT DOCUMENT AND ALL MATTERS RELATED THERETO AND/OR CONTEMPLATED THEREBY. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH OF THE CREDIT PARTIES AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION REASONABLY SATISFACTORY TO THE ADMINISTRATIVE AGENT. EACH OF THE CREDIT PARTIES FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE, PREPAID, TO ANY CREDIT PARTY AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH OF THE CREDIT PARTIES HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

     (b) EACH OF THE CREDIT PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION,

PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     (d) EACH OF THE CREDIT PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE RIGHT TO DEMAND THAT ANY OF THE AGENTS OR ANY OF THE LENDERS POST A PERFORMANCE BOND OR GUARANTY IN ANY ACTION OR PROCEEDING INITIATED AGAINST ANY SUCH PARTY IN CHILE AND TO RECUSE WITHOUT CAUSE ANY MEMBERS OF THE COURTS HAVING JURISDICTION OVER ANY AND ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT.

     12.9 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

     12.10 Effectiveness. This Agreement shall become effective on the date (the “Effective Date”) on which each Credit Party, the Administrative Agent, the Lead Arranger and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written, telex or facsimile notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give the Borrower and each Lender prompt written notice of the occurrence of the Effective Date.

     12.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     12.12 Amendment or Waiver. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders; provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (with Obligations being directly affected in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan or Note or reduce the rate or extend the time of payment of interest (except in connection with the waiver of applicability of any post-default increase in interest rates) or Fees thereon or reduce the principal amount thereof (ii) release Cervecera CCU or ECUSA from its obligations under any Guaranty, (iii) amend, modify or waive any provision of this Section 12.12 (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Loans on the Effective Date) (iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extension of Loans and Commitments are included on the Effective Date) or (v) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (x) increase the Commitment of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction to the Commitments shall not constitute an increase of the Commitment of any Lender) or (y) without the consent of the respective Agent amend, modify or waive any provision of Section 11 as same applies to such Agent or any other provision as same relates to the rights or obligations of such Agent.

     (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 12.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right to replace each such non-consenting Lender or Lenders (so long as all non-consenting Lenders are so replaced) with one or more Replacement Lenders pursuant to Section 1.8 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination, provided that the Borrower shall not have the right to replace a Lender solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 12.12(a) .

     12.13 Survival. All indemnities set forth herein, including, without limitation, in Sections 1.5, 1.6, 3.4, 11.8, 12.1, 12.6, 12.15 and 12.18, shall survive the execution, delivery and termination of this Agreement and Notes and the making and repayment of the Loans.

     12.14 Domicile of Loans. Each Lender may transfer and carry its Loans and Commitments at, to or for the account of any office, Subsidiary or Affiliate of such Lender.

     12.15 Judgment Currency. (a) Each of the Credit Parties’ obligations hereunder and under the other Credit Documents to make payments in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than Dollars, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or the respective Lender of the full amount of Dollars expressed to be payable to the Administrative Agent or such Lender under this Agreement or the other Credit Documents. The obligation of each of the Credit Parties to make payments in Dollars as aforesaid shall be enforceable as an alternative or additional cause of action for the purpose of recovery in Dollars of the amount, if any, by which such actual receipt shall fall short of the full amount of Dollars expressed to be payable in respect of the principal of and interest on the Notes and any other amounts due under any other Credit Document, and shall not be affected by judgment being obtained for any other sums due under this Agreement or under any other Credit Document. Each of the Credit Parties waives the right to invoke any defense of payment impossibility.

     (b) If for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than Dollars (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in Dollars, the conversion shall be made at the dollar equivalent thereof (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”). If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Credit Parties covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.

     (c) For purposes of determining the Dollar equivalent or any other rate of exchange for this Section 12.15, such amounts shall include any premium and costs payable in connection with the purchase of Dollars.

     12.16 Waiver of Sovereign Immunity. Each of the Credit Parties, in respect of itself, its Subsidiaries, its process agents, and its properties and revenues, hereby irrevocably agrees that, to the extent that such Credit Party, its Subsidiaries or any of its properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, from any legal proceedings, whether in the United States, Chile, Cayman Islands or elsewhere, to enforce or collect upon the Loans or any Credit Document or any other liability or obligation of such Credit Party or any of its Subsidiaries related to or arising from the transactions contemplated by any of the Credit Documents, including, without limitation, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, such Credit Party, for itself and on behalf of its Subsidiaries, hereby expressly waives, to the fullest extent permissible under applicable law, any such immunity, (including, without limitation, the Foreign Sovereign Immunities Act of 1976 of the United States) and agrees not to assert any such right or claim in any such proceeding, whether in the United States, Chile, Cayman Islands or elsewhere.

     12.17 English Language. This Agreement and all other Credit Documents (other than the Chilean Guaranty) shall be in the English language, except as required by Chilean law (in which event certified English translations thereof shall be provided by the Borrower to each Lender). Except in connection with the enforcement thereof in Chile as may be required by Chilean law, any non-English translation of this Agreement shall have no legal validity. All documents, certificates, reports or notices to be delivered or communications to be given or made by any party hereto pursuant to the terms of this Agreement or any other Credit Document shall be in the English language or, if originally written in another language, shall be accompanied by an accurate English translation upon which the other parties hereto shall have the right to rely for all purposes of this Agreement and the other Credit Documents.

     12.18 Register. The Borrower hereby designates the Administrative Agent, and the Administrative Agent agrees, to serve as the Borrower’s agent, solely for purposes of this Section 12.18, to maintain a register (the “Register”) on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower’s obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of an assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 12.4(b) . Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 12.18 other than those resulting from its gross negligence or willful misconduct.

     12.19 Confidentiality. (a) Subject to the provisions of clause (b) of this Section 12.19, each of the Lenders and each Agent agrees (on behalf of itself and each of its Affiliates, directors, officers, employees and representatives) to keep confidential, in accordance with its customary procedures of handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by any Credit Party or any of its Subsidiaries pursuant to this Agreement; provided, however, that nothing herein shall limit the disclosure of any such information for which the Borrower has provided its prior written consent, or (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel or other consultants for any of the Lenders so long as such counsel or other consultants agrees that it shall keep the non-public information confidential in accordance with these provisions, (iii) to bank examiners, auditors or accountants or to any other regulatory agency or body with proper authority (including non-governmental regulatory agencies or bodies), (iv) to any Lender or any Agent, (v) in connection with any litigation to which any one or more of the Lenders or any Agent is a party where disclosure of such information is, in the opinion of counsel for any Lender or such Agent, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Lenders or such Agents and arising out of, based upon, relating to or involving this Agreement or any other Credit Document, or any transactions contemplated hereby or arising hereunder, (vi) to a Subsidiary or Affiliate of any Lender or any Agent in connection with a transfer permitted by Section 12.14, (vii) to any assignee or participant (or prospective assignee or participant) in connection with any contemplated transfer of or participation in any of the Notes or the Commitments or any interest therein by such Lender; provided that such prospective assignee or participant agrees to be bound by the provisions of this Section 12.19, or (viii) to any credit rating agency that rates the financial condition of any Lender or the claims paying ability of any Lender or the financial condition of the Borrower; provided further, that in no event shall any Lender or any Agent be obligated or required to return any materials furnished by any Credit Party unless previously agreed in a separate writing among such Lender or Agent and such Credit Party; provided that no Credit Document (or anything contained therein) shall constitute such a writing or give rise to such an agreement.

     (b) Each Credit Party hereby acknowledges and agrees that each Lender may share with any of its affiliates any information related to any Credit Party or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of any Credit Party and its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 12.19 to the same extent as such Lender.

     (c) None of the Lenders nor the Agents provide accounting, tax or legal advice. Notwithstanding any express or implied claims of exclusivity or proprietary rights, each Credit Party, each Lender, and each Agent hereby agree and acknowledge that each Credit Party, each Lender and each Agent (and each of their employees, representatives or other agents) are authorized to disclose to any and all Persons, beginning immediately upon commencement of their discussions with respect to the transactions contemplated by this Agreement and without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement, and all materials of any kind (including opinions or other tax analyses) that are provided to each Credit Party, each Lender, and each Agent relating to such tax treatment and tax structure. In this regard, each Credit Party, each Lender, and each Agent acknowledge and agree that the disclosure of the tax treatment and tax structure of the transactions contemplated by this Agreement is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding). For purposes of this authorization, “tax” means United States Federal income tax, “tax treatment” means the purported or claimed Federal income tax treatment of the transaction, and “tax structure” means any fact that may be relevant to understanding the purported or claimed Federal income tax treatment of the transaction. This Section 12.19(c) is intended to reflect the understanding of each Credit Party, each Lender, and each Agent that no transaction contemplated by this Agreement is a “confidential transaction” as that phrase is used in Treasury Regulation § 1.6011 -4(b)(3)(i), and shall be interpreted in a manner consistent therewith. Nothing herein is intended to imply that any of the Credit Parties, Lenders, or Agents made or provided a statement, oral or written, to, or for the benefit of, any of each other as to the potential tax consequences that are related to, or may result from the transactions contemplated by this Agreement. Each Credit Party, each Lender, and each Agent confirms that none of the other parties to this Agreement has made or provided to it, or for its benefit, any oral or written statement as to any potential tax consequences that are related to, or may result from, the transaction.

SIGNATURES FOLLOW ON NEXT PAGE

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:
P.O. Box 309	THE CAYMAN ISLANDS BRANCH OF
Ugland House	COMPAÑÍA CERVECERÍAS UNIDAS S.A.,
South Church Street	as Borrower
George Town, Grand Cayman
Cayman Islands BWI
Attention: Henry Harford	By: ____________________________________
Fax No.: 345-949-8080	Name:
Title:

Bandera N° 84, 6th Floor	CERVECERA CCU CHILE LIMITADA,
Santiago, Chile	as Guarantor
Attention: Patricio Jottar
Fax No.: 562-427-3222

By: ____________________________________
Name:
Title:

Bandera N° 84,	EMBOTELLADORAS CHILENAS UNIDAS S.A.,
6th Floor, Santiago, Chile	as Guarantor
Attention to: Patricio Jottar

By: ____________________________________
Name:
Title:

JPMORGAN CHASE BANK,
as Administrative Agent
and individually, as a Lender

By: ____________________________________
Name:
Title:

By: ____________________________________
Name:
Title:

J.P. MORGAN SECURITIES INC.,
as Lead Arranger

By: ____________________________________
Name:
Title:

By: ____________________________________
Name:
Title:

JPMORGAN CHASE BANK,

By: ____________________________________
Name:
Title:

BNP PARIBAS

By: ____________________________________
Name:
Title:

By: ____________________________________
Name:
Title:

CITIBANK, N.A.,
acting through its International Banking Facility

By: ____________________________________
Name:
Title:

SANPAOLO IMI S.p.A.

By: ____________________________________
Name:
Title:

By: ____________________________________
Name:
Title:

SANTANDER OVERSEAS BANK, INC.

By: ____________________________________
Name:
Title:

By: ____________________________________
Name:
Title:

THE BANK OF TOKYO-MITSUBISHI, LTD.

By: ____________________________________
Name:
Title:

EXPORT DEVELOPMENT CANADA

By: ____________________________________
Name:
Title:

By: ____________________________________
Name:
Title:

THE BANK OF NOVA SCOTIA

By: ____________________________________
Name:
Title:

RABOBANK CURACAO N.V.

By: ____________________________________
Name:
Title:

CAJA MADRID MIAMI AGENCY

By: ____________________________________
Name:
Title:

By: ____________________________________
Name:
Title:

SCHEDULE I
Commitments

COMMITMENTS

Lender	Commitment
JPMorgan Chase Bank	$10,000,000
BNP Paribas	$10,000,000
Citibank, N.A.	$10,000,000
San Paolo IMI S.p.A.	$10,000,000
Santander Overseas Bank, Inc.	$10,000,000
The Bank of Tokyo-Mitsubishi, Ltd.	$10,000,000
Export Development Canada	$10,000,000
The Bank of Nova Scotia	$10,000,000
Rabobank Curacao N.V.	$10,000,000
Caja Madrid Miami Agency	$10,000,000
TOTAL:	$100,000,000

SCHEDULE II
LENDERS ADDRESSES

LENDER	DOMESTIC LENDING OFFICE	EURODOLLAR LENDING OFFICE	NOTICE INFORMATION
J.P. Morgan Chase Bank	J.P. Morgan Chase Bank
270 Park Avenue
2nd Floor,
New York, NY 10172
Attention:  Laura Rebecca / Marcia
Green-Alleyne
Telephone:  +212-622-2430 / +713-427-
6496
Telecopier:  646-534-0351 / 713-374-
4312
Email:
laura.a.Rebecca@jpmorgan.com /
Marcia.green-alleyne@jpmorgan.com	J.P. Morgan Chase Bank
270 Park Avenue
2nd Floor,
New York, NY 10172
Attention: Laura Rebecca / Marcia
Green-Alleyne
Telephone:  +212-622-2430 / +713-427-
6496
Telecopier:  +646-534-0351 / 713-374-
4312
Email:
laura.a.Rebecca@jpmorgan.com /
Marcia.green-alleyne@jpmorgan.com	J.P. Morgan Chase Bank
270 Park Avenue
2nd Floor,
New York, NY 10172
Attention: Jacqueline Truzzell,
Vice President / Deborah Papson,
Vice President
Telephone: +212-622-7441 /
+212-622-7481
Telecopier: +646-534-0829 /
+646-534-0357
Email:
truzzell_jacqueline@jpmorgan.com /
deborah.papson@jpmorgan.com
BNP Paribas	BNP Paribas
Via Espana 200, Edificio Omanco
Panama
P.O. Box 0816-07547 Panamá 1,
Panamá
Attention: Efraín Rosas
Telephone: +507-263-1867
Telecopier:  507-263-6559
Email:
efrain.rosas@Americas.bnpparibas.com	BNP Paribas
Via Espana 200, Edificio Omanco
Panama
P.O. Box 0816-07547 Panamá 1,
Panamá
Attention: Efraín Rosas
Telephone: +507-263-1867
Telecopier:  507-263-6559
Email:
efrain.rosas@Americas.bnpparibas.com	BNP Paribas
Via Espana 200, Edificio Omanco
Panama
P.O. Box 0816-07547 Panamá 1,
Panamá
Attention: Efraín Rosas /
Margarita Garcia de Paredos
Telephone: +507-263-1867 /
+507-263-6600 (ext. 187)
Facsimile: +507-263-6559 / +507-
223-5529

San Paolo IMI S.p.A.	SanPaolo IMI S.p.A.
245 Park Avenue, 35th Floor
New York, NY 10167
Attention:  John Ferrante / Juan F.
Pontoni
Telephone:  +212-692-3093 / 212-692-
3164
Telecopier:  +212-599-3179 / 212-599-
5307
Email:
john.ferrante@sanpaoloimi.com /
juan.pontoni@sanpaoloimi.com	SanPaolo IMI S.p.A.
245 Park Avenue, 35th Floor
New York, NY 10167
Attention:  John Ferrante / Juan F.
Pontoni
Telephone:  +212-692-3093 / 212-692-
3164
Telecopier:  +212-599-3179 / 212-599-
5307
Email:
john.ferrante@sanpaoloimi.com /
juan.pontoni@sanpaoloimi.com	SanPaolo IMI S.p.A.
245 Park Avenue, 35th Floor
New York, NY 10167
Attention:  Barbara Hassi / Juan F.
Pontoni
Telephone:   +212-692-3141 +212-
692-3164 /
Telecopier:   +212-599-5307
Email:
Barbara.bassi@sanpaoloimi.com /
juan.pontoni@sanpaoloimi.com
Caja Madrid Miami Agency	Caja Madrid Miami Agency
701 Brickell Avenue, Suite 2000
Miami, FL 33131
Attention:  Magdalena Vietri / Jose
Cueto
Telephone: +305-371-3833 / +305-371-
3833
Telecopier:+305-371-4243/305-371-
4243
Email:
mvietri@cajamadrid.es /
jcueto@cajamadrid.es	Caja Madrid Miami Agency
701 Brickell Avenue, Suite 2000
Miami, FL 33131
Attention:  Magdalena Vietri / Jose
Cueto
Telephone: +305-371-3833 / +305-371-
3833
Telecopier:+305-371-4243/305-371-
4243
Email:
mvietri@cajamadrid.es /
jcueto@cajamadrid.es	Caja Madrid Miami Agency
701 Brickell Avenue, Suite 2000
Miami, FL 33131
Attention:  Ricardo Benedé /
Gema Gamez /
Telephone:     +305-371-3833 /
+305-371-3833
Telecopier:   +305-373-0402 /
+305-373-0402
Email: rbender@cajamadrid.es /
ggamezpe@cajamadrid.es
Santander Overseas Bank Inc.	Santander Overseas Bank Inc. 221 Ponce de Leon Avenue 11th Floor San Juan, PR 00917 Attention: Awilda Rosado Telephone: +787-274-7267 Telecopier: +787-250-3394 Email: arl@bspr.com	Santander Overseas Bank Inc. 221 Ponce de Leon Avenue 11th Floor San Juan, PR 00917 Attention: Awilda Rosado Telephone: +787-274-7267 Telecopier: +787-250-3394 Email: arl@bspr.com	Santander Overseas Bank Inc. 221 Ponce de Leon Avenue 11th Floor San Juan, PR 00917 Attention: Pedro Ayin / Armando Torres Telephone: +787-274-7266 / +787-274-7263 Telecopier: +787-250-3394

Email: payin@bspr.com / atorresm@bspr.com
The Bank of Tokyo- Mitsubishi Ltd.	The Bank of Tokyo-Mitsubishi, Ltd.
1251 Avenue of the Americas
New York, NY 10020
Attention:  Amy Won / Alba Hartnett /
Masae Fujihira – Financial Institutions
& Emerging Markets Group /
Rolando Uy – Loan Operations Dept.
Telephone:  +212-782-4182 / 212-782-
4181 / 212-782-5860 – 201-413-8570
Facsimile:  +212-782-6400 / 201-521-
2304	The Bank of Tokyo-Mitsubishi, Ltd.
1251 Avenue of the Americas
New York, NY 10020
Attention:  Amy Won / Alba Hartnett /
Masae Fujihira – Financial Institutions
& Emerging Markets Group /
Rolando Uy – Loan Operations Dept.
Telephone:  +212-782-4182 / 212-782-
4181 / 212-782-5860 – 201-413-8570
Facsimile:  +212-782-6400 / 201-521-
2304	The Bank of Tokyo-Mitsubishi,
Ltd.
1251 Avenue of the Americas
New York, NY 10020
Attention:  Miyuki Matsumoto,
Banking Officer
Telephone:   +212-782-4256
Facsimile:  +212-782-6400
Email: mmatsumoto@btnma.com
The Bank of Nova Scotia	The Bank of Nova Scotia
720 King Street West, 4th Floor
Toronto, Ontario
M5V 2T3 Canada
Attention: Nancy Buccat / Corazon
Aliwalas
Telephone:  +416-933-2284 / +416-866-
5901
Telecopier:  +416-866-5991 / +416-866-
5991
Email:
nancy_buccat@scotiacapital.com
corazon_aliwalas@scotiacapital.com	The Bank of Nova Scotia
720 King Street West, 4th Floor
Toronto, Ontario
M5V 2T3 Canada
Attention: Nancy Buccat / Corazon
Aliwalas
Telephone:  +416-933-2284 / +416-866-
5901
Telecopier:  +416-866-5991 / +416-866-
5991
Email:
nancy_buccat@scotiacapital.com
corazon_aliwalas@scotiacapital.com	The Bank of Nova Scotia
Morandé 226
Santiago, Chile
Attention:  Andrew de la Mare /
Eduardo Jofré
Telephone:   +562-692-6233 /
+562-692-6247
Telecopier:   +562-692-6220 /
+562-692-6220
Email: adelamare@scotiabank.cl /
ejofre@scotiabank.cl
Rabobank Curacao N.V.	Rabobank Curacao N.V. Zeelandia Office Park Kaya W.F.G. Mensing Netherland Antilles Attention: Morales Esajas/ Marcarena	Rabobank Curacao N.V. Zeelandia Office Park Kaya W.F.G. Mensing Netherland Antilles Attention: Morales Esajas/ Marcarena	Rabobank Curacao N.V. Av. Andrés Bello 2777, 18th Floor Santiago, Chile Attention: Fernando Araya / María Isabel de la Fuente Telephone: +562-873-0317 / 562-

Rodriguez / Maria Stella Negri

Telephone: + 599-465-2011 /+562-873-
0376 / 562-203-3494
Telecopier: +562-203-3494 / 562-203-
3494
Email:
morales.esajas@rabobank.com/
macarena.rodriguez@rabobank.com /
maria.negri@rabobank.com	Rodriguez / Maria Stella Negri

Telephone: + 599-465-2011 /+562-873-
0376 / 562-203-3494
Telecopier: +562-203-3494 / 562-203-
3494
Email:
morales.esajas@rabobank.com/
macarena.rodriguez@rabobank.com /
maria.negri@rabobank.com	203-3494 Facsimile: +562-203-3494 / 562- 203-3494 Email: Fernando.araya@rabobank.com / isabel.delafuente@rabobank.com
Citibank,N.A. (International Banking Facility)	Citibank, N.A., acting through its
International Banking Facility
399 Park Avenue
New York, NY 10043
Attention: Patricia Jara
Telephone: +562-338-8682
Facsimile: +562-338-8670
Email: patricia.jara@citigroup.com	Citibank, N.A., acting through its
International Banking Facility
399 Park Avenue
New York, NY 10043
Attention: Patricia Jara
Telephone: +562-338-8682
Facsimile: +562-338-8670
Email: patricia.jara@citigroup.com	Citibank, N.A.
Avda. Andrés Bello 2687 Piso 5
Santiago, Chile
Attention: Andrés Abarzéa/Jorge
Mora
Telephone: +562-338-8343/ 562-
338-8282
Facsimile: +562-338-8176/ 562-
338-8176
Email:
andres.abarzua@citigroup.com/
jorge.mora@citigroup.com
Export Development Canada	Export Development Canada 151 O’Connor Street Ottawa, Canada KIA 1K3 Attention: Allan Quiz Telephone: +613-597-7843 Facsimilie: +613-598-2514 Email:aquiz@edc.ca	Export Development Canada 151 O’Connor Street Ottawa, Canada KIA 1K3 Attention: Allan Quiz Telephone: +613-597-7843 Facsimilie: +613-598-2514 Email:aquiz@edc.ca	Export Development Canada
151 O’Connor Street
Ottawa, Canada
KIA 1K3
Attention: Francine Clément/Carl
Burlock
Telephone: +613-598-3580/ 613-
598-3087
Facsimile: +613-598-6858/ 613-
598-6858
Email: fclement@cdc.ca/

cburlock@cdc. ca

SCHEDULE III
Subsidiaries

Compañía Cervecerías Unidas S.A.
Fábrica de Envases Plásticos S.A.
Cervecera CCU Chile Limitada
Transportes CCU Limitada
Cía. Cervecera Kunstmann S.A.
Aguas Minerales Cachantun S.A.
Comercial CCU Santiago S.A.
Embotelladoras Chilenas Unidas S.A.
Vending y Servicios CCU Ltda.
Comercial e Industrial Calaf S.A.
Calaf S.A.
Inversiones Erica S.A.
Viña San Pedro S.A.
Viña Santa Helena S.A. (Ex Vinos de Chile S.A.)
Southern Breweries Establishment
CCU Cayman Limited
South Investments Limited
Saint Joseph Investment Limited
Compañía Cervecerías Unidas Argentina S.A.
Compañía Industrial Cervecera S.A.
Comercial Patagona Ltda.
(1.)

(1.) The 99.217% stake in CCU Argentina S.A. and the 50% stake in Southern Breweries Establishment, respectively, correspond to investments held by CCU S.A. through its Branch in the Cayman Islands.

SCHEDULE III
Subsidiaries

Company Name	Percentage of Ownership by the Borrower

	Direct	Indirect	Total

AGUAS MINERALES CACHANTUN S.A.	99.9309	0	99.9309
ANDINA DE DESARROLLO S.A.	0.0000	52.3986	52.3986
CCU CAYMAN LIMITED	0.0000	99.9411	99.9411
CERVECERA CCU CHILE LIMITADA	95.0000	4.9965	99.9965
CIA. CERVECERIAS UNIDAS ARGENTINA S.A.	89.2170	0	89.217
COMERCIAL CCU SANTIAGO S.A .	90.0510	9.7133	99.7643
COMERCIAL E INDUSTRIAL CALAFQUEN S.A.	50.0000	49.9705	99.9705
COMPAÑIA INDUSTRIAL CERVECERA S.A.	0.0000	88.5113	88.5113
EMBOTELLADORAS CHILENAS UNIDAS S.A.	75.0022	24.9389	99.9411
FABRICA DE ENVASES PLASTICOS S.A.	90.9100	9.0837	99.9937
FINCA EUGENIO BUSTOS S.A.	0.0000	60.3248	60.3248
FINCA LA CELIA S.A.	0.0000	60.3249	60.3249
INVERSIONES ECUSA S.A.	0.0158	99.9253	99.9411
PISCONOR S.A.	99.0000	0.9999	99.9999
SAINT JOSEPH INVESTMENT LIMITED	0.0000	99.9411	99.9411
SOUTH INVESTMENT LIMITED	0.0000	99.9411	99.9411
SOUTHERN BREWERIES ESTABLISHMENT	50.0000	49.9705	99.9705
TRANSPORTES CCU LIMITADA	98.0000	1.9999	99.9999
VENDING Y SERVICIOS CCU LTDA.	0.0000	99.9422	99.9422
VIÑA SAN PEDRO S.A.	60.3250	0	60.325
VIÑA SANTA HELENA S.A.	0.0000	60.2647	60.2647
VIÑA URMENETA S.A.	0.0000	60.3249	60.3249

No Subsidiaries have issued preferred stocks, therefore they are all common stocks.

The following Subsidiaries are considered Material Subsidiaries:
(i) Cervecera CCU Chile Limitada
(ii) Compañías Cervecerías Unidas Argentina S.A.
(iii) Compañía Industrial Cervecera S.A.
(iv) Viña San Pedro S.A.
(v) Embotelladoras Chilenas Unidas S.A.
(vi) Inversiones ECUSA S.A.

1

______________________
1 The Borrower to designate each Subsidiary that constitutes a Material Subsidiary.

SCHEDULE IV
Existing Indebtedness

I. SHORT TERM OBLIGATIONS WITH BANKS AND FINANCIAL INSTITUTIONS (amounts in thousand Chilean pesos)

		CURRENCY OF THE DEBT AND READJUSTMENT INDEX				SECURING

BANK OR FINANCIAL INSTITUTION	DEBTOR	US DOLLARS	EUROS	UF	TOTAL	ENTITY
		expressed in Ch$	expressed in Ch$	expressed in Ch$

SHORT TERM

BANCO ESTADO DE CHILE	Viña San Pedro S.A.	1,461,504	-		1,461,504
BANCO ESTADO DE CHILE	Compañía Industrial Cervecera S.A.	3,131,407			3,131,407	CCU S.A.
BANCO BBVA	Viña San Pedro S.A.	4,326,886			4,326,886
BANCO BBVA	Compañía Industrial Cervecera S.A.	9,662,285	-	-	9,662,285	CCU S.A.
CITIBANK N,A,	Viña San Pedro S.A.	2,149,715	-	-	2,149,715
BANCO DE CHILE	Viña San Pedro S.A.	2,549,155			2,549,155
SCOTIABANK SUDAMERICANO	Viña San Pedro S.A.	4,923,376			4,923,376

TOTAL		28,204,328	-	-	28,204,328

		-	-	-	-
Principal owed		28,136,646	-	-	28,136,646
Average annual interest rate		1.81%	-	-	-
		-	-	-	-

Long term - Short term Share

DEUTSCHE BANK	Cayman Island Branch	292,088	-		292,088	Cervecera CCU Chile
BANCO BBVA	Viña San Pedro S.A.	915,410	-		915,410
BANCO DEL ESTADO DE CHILE	Viña San Pedro S.A.	-		865,759	865,759
		-	-		-
		-	-	-	-

TOTAL		1,207,498	-	865,759	2,073,257

		-	-	-	-
Principal owed		913,350		865,759	1,779,109
Annual interest rate		2.62%		1.67%

Foreign currency obligations (%)	97.14

Local currency obligations (%)	2.86

II. LONG TERM OBLIGATIONS WITH BANKS AND FINANCIAL INSTITUTIONS (amounts in thousand Chilean pesos)

	YEARS TO MATURITY

BANK OR FINANCIAL INSTITUTION	DEBTOR	CURRENCY AND READJUSTMENT INDEX	MORE THAN 1 UP TO 2	MORE THAN 2 UP TO 3	MORE THAN 3 UP TO 5	TOTAL

			M$	M$	M$	M$
DEUTSCHE BANK	Cayman Island Branch	DOLLARS	32,880,600	32,880,600	16,440,300	82,201,500
BANCO DEL ESTADO DE CHILE	Viña San Pedro S.A.	DOLLARS	5,513,205			5,513,205
BANCO DEL ESTADO DE CHILE	Viña San Pedro S.A.	UF	865,196	865,196		1,730,392
BANCO DE CHILE	Viña San Pedro S.A.	DOLLARS	4,905,130			4,905,130

AGGREGATE			44,164,131	33,745,796	16,440,300	94,350,227

III. ISSUED BONDS (amounts in thousand Chilean pesos)

NOTE: As the date here of, all the bonds were prepaid. However, a new bond issue already approved by the SVS (Superintendencia de Valores y Seguros ) for an amount of UF2,000,000 would be placed before year end.

ISSUER	Number of registration or identification of the instrument	Series	Nominal currently amount placed	Readjustment index	Interest Rate	Final maturity date	Interest period		Nominal value	Local or international issue

							Interests	Amortizations

CCU S.A.	Long term bonds- Short term share								M$

	181 08/11/94	C	0.000	UF	6.00	09/30/2015	SEMIANNUAL	SEMIANNUAL	0	LOCAL
	181 08/11/94	D	0.000	UF	6.00	09/30/2006	SEMIANNUAL	SEMIANNUAL	0	LOCAL

	Aggregate short term share								0

CCU S.A.	Long term bonds

	181 08/11/94	C	0.000	UF	6.00	09/30/2015	SEMIANNUAL	SEMIANNUAL	0	LOCAL
	181 08/11/94	D	0.000	UF	6.00	09/30/2006	SEMIANNUAL	SEMIANNUAL	0	LOCAL

	Aggregate long term bonds								0

IV. HEDGING AGREEMENTS

FORWARDS BUYER

	Initial date	Final date	Days	Amount in US Dollars	Exchange rate future purchase	Bank

CCU	09/30/04	10/15/04	15	4,000,000	611.20	DEUTSCHE BANK

VIÑA SAN PEDRO	09/29/04	10/22/04	23	4,450,000	606.50	SANTANDER

CCU	09/29/04	10/29/04	30	1,500,000	606.40	BANCO DEL ESTADO

VIÑA SAN PEDRO	08/31/04	10/04/04	34	900,000	624.55	SANTANDER

VIÑA SAN PEDRO	09/14/04	10/28/04	44	2,600,000	615.05	BANCO DEL ESTADO

VIÑA SAN PEDRO	08/31/04	10/15/04	45	1,200,000	624.60	SANTANDER

VIÑA SAN PEDRO	09/10/04	10/28/04	48	1,050,000	617.95	BANCO DEL ESTADO

VIÑA SAN PEDRO	08/31/04	10/28/04	58	700,000	624.60	SANTANDER

VIÑA SAN PEDRO	08/31/04	11/02/04	63	550,000	624.60	SANTANDER

VIÑA SAN PEDRO	08/31/04	11/03/04	64	730,000	624.60	SANTANDER

VIÑA SAN PEDRO	08/31/04	11/15/04	76	1,300,000	624.60	SANTANDER

VIÑA SAN PEDRO	09/02/04	11/29/04	88	1,600,000	624.90	DEUTSCHE BANK

VIÑA SAN PEDRO	09/02/04	12/15/04	104	1,100,000	625.00	DEUTSCHE BANK

VIÑA SAN PEDRO	09/24/04	03/24/05	181	1,200,000	614.75	BANCO DEL ESTADO

VIÑA SAN PEDRO	09/29/04	03/29/05	181	1,200,000	606.85	BANCO DEL ESTADO

VIÑA SAN PEDRO	09/02/04	05/09/05	249	3,600,000	625.25	DEUTSCHE BANK

VIÑA SAN PEDRO	08/31/04	12/21/05	477	5,000,000	625.90	DEUTSCHE BANK

			SUBTOTAL	32,680,000

FORWARDS SALER

	Initial date	Final date	Days	Amount in US Dollars	Forward price	Bank
VIÑA SAN PEDRO	09/30/04	10/29/04	29	-1,000,000	610.50	DEUTSCHE BANK

			SUBTOTAL	-1,000,000

			TOTAL	31,680,000

Additionally, the Company has entered into two cross currency swaps that set-off each other for US$13.11 million with BBVA and BICE banks, with maturity on May 2008.

V. CAPITALIZED LEASE OBLIGATIONS

Viña San Pedro has a lease contract with one pending payment of US$107,311, with due date in 2005.

VI. ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE AMONG SUBSIDIARIES (amounts in thousand Chilean pesos)

Companies accounts receivables (payables) regarding companies in the first column

Company	Compañía de Cervecerias Unidas S.A.	Sothern Breweries Establishment Inc.	CCU Argentina S.A.	Compañía Industrial Cervecera S.A.	Andina de Desarrollo S.A.	Aguas Minerales Cachantun S.A.	Cervecería CCU Chile Ltda.	Fabrica de Embases Plasticos S.A.	Transportes CCU Ltda.	Comercial CCU Santiago S.A.	Viña San Pedro S.A.	Viña Santa Helena S.A.
Compañía de Cervecerias Unidas S.A.		23,070		1,366,199		(3,911,101)	(28,975,491)	7,452,802	32,220,855	(4,962,460)	774,241	3,687
Sothern Breweries Establishment Inc.	(23,070)
CCU Argentina S.A.				(406,459)
Compañía Industrial Cervecera S.A.	(1,366,199)		406,459		1,716						(24,503)
Andina de Desarrollo S.A.				(1,716)
Aguas Minerales Cachantun S.A.	3,911,101
Cervecería CCU Chile Ltda.	28,975,491							(521,816)	(21,929,162)	6,252,906	(472,967)	30
Fabrica de Embases Plasticos S.A.	(7,452,802)						521,816		(4,698)		4,150
Transportes CCU Ltda.	(32,220,855)						21,929,162	4,698			648,658
Comercial CCU Santiago S.A.	4,962,460						(6,252,906)
Viña San Pedro S.A.	(774,241)			24,503			472,967	(4,150)	(648,658)			5,386,876
Viña Santa Helena S.A.	(3,687)						(30)				(5,386,876)
Finca La Celia S.A.	(272)			20,103							(617,472)	(2,046)
Finca Eugenio Bustos S.A.				(1,022)							(388)
Viña Urmeneta S.A.	(1,972)										(181,857)	24,808
Pisconor S.A.	(5,429,021)						1,093,599		(19,100)		(395,231)	(2,870)
CCU Cayman Limited	(25,485)
Saint Joseph Investment Limited
CCU Cayman Branch	(307,426)	(64,988,788)	(78,562)
South Investment Limited
Embotelladoras Chilenas Unidas	93,283,808						(696,755)	(3,487,927)	(2,931,958)		4,260	462
Vending y Servicios CCU Ltda.	(78,901)								(8,427)
Inversiones Ecusa S.A.	(451)
Comercial e Ind, Calafquen S.A.	(507)
Aggregate	83,447,971	(64,965,718)	327,897	1,001,608	1,716	(3,911,101)	(11,907,638)	3,443,607	6,678,852	1,290,446	(5,647,985)	5,410,947

Company	Finca La Celia S.A.	Finca Eugenio Bustos S.A.	Viña Urmeneta S.A.	Pisconor S.A.	CCU Cayman Limited	Saint Joseph Investment Limited	CCU Cayman Branch	South Investment Limited	Embotelladoras Chilenas Unidas	Vending y Servicios CCU Ltda.	Inversiones Ecusa S.A.	Comercial e Ind, Calafquen S.A.	Aggregate
Compañía de Cervecerias Unidas S.A.	272		1,972	5,429,021	25,485		307,426		(93,283,808)	78,901	451	507	(83,447,971)
Sothern Breweries Establishment Inc.							64,988,788						64,965,718
CCU Argentina S.A.							78,562						(327,897)
Compañía Industrial Cervecera S.A.	(20,103)	1,022											(1,001,608)
Andina de Desarrollo S.A.													(1,716)
Aguas Minerales Cachantun S.A.													3,911,101
Cervecería CCU Chile Ltda.				(1,093,599)					696,755				11,907,638
Fabrica de Embases Plasticos S.A.									3,487,927				(3,443,607)
Transportes CCU Ltda.				19,100					2,931,958	8,427			(6,678,852)
Comercial CCU Santiago S.A.													(1,290,446)
Viña San Pedro S.A.	617,472	388	181,857	395,231					(4,260)				5,647,985
Viña Santa Helena S.A.	2,046		(24,808)	2,870					(462)				(5,410,947)
Finca La Celia S.A.		415,915											(183,772)
Finca Eugenio Bustos S.A.	(415,915)												(417,325)
Viña Urmeneta S.A.													(159,021)
Pisconor S.A.									(1,398)				(4,754,021)
CCU Cayman Limited						(18,505,308)	17,031,326	(12,926,423)					(14,425,890)
Saint Joseph Investment Limited					18,505,308								18,505,308
CCU Cayman Branch					(17,031,326)								(82,406,102)
South Investment Limited					12,926,423								12,926,423
Embotelladoras Chilenas Unidas				1,398						42,494	260,211		86,475,993
Vending y Servicios CCU Ltda.									(42,494)				(129,822)
Inversiones Ecusa S.A.									(260,211)				(260,662)
Comercial e Ind, Calafquen S.A.													(507)
Aggregate	183,772	417,325	159,021	4,754,021	14,425,890	(18,505,308)	82,406,102	(12,926,423)	(86,475,993)	129,822	260,662	507	0

Creditor	Debtor		Kind of Guarantee	Assets Commited		Outstanding debit balance payment as of closing date of financial statements				Release of guaranties
	Name	Relation		Kind	Account Value	09-30-2004	09-30-2003	09-30-2005	Assets	09-30-2006	Assets	09-30-2007	Assets
BANCO ESTADO	VIÑA SAN PEDRO S.A.	Subsidiary	Mortgage	Agricultural real state	4928881	2596151	3466579	865758	real state	865196	PREDIO	865196	real state

Secured Creditor	Debtor		Creditor	Assets Commited		Outstanding debit balance payment as of closing date of financial statements				Release of guaranties
	Name	Relation		Kind	Account Value	09-30-2004	09-30-2003	09-30-2005	Assets	09-30-2006	Assets	09-30-2007	Assets
DEUTSCHE BANK A.G. (SYNDICATED)	CAYMAN ISLANDS BRANCH	BRANCH	Joint and several guarantee	Net worth	0	82201500	65319615	82201500	0	32880600	0	32880600	0
BBVA BANCO BHIF	COMPAÑÍA INDUSTRIAL CERVECERA S.A.	BRANCH	Joint and several guarantee	Net worth	0	7341206	8085141	7341206	0	0	0	0	0
BBVA BANCO BHIF	COMPAÑÍA INDUSTRIAL CERVECERA S.A.	BRANCH	Joint and several guarantee	Net worth	0	917651	0	917651	0	0	0	0	0
BBVA BANCO BHIF	COMPAÑÍA INDUSTRIAL CERVECERA S.A.	BRANCH	Joint and several guarantee	Net worth	0	915316	0	915316	0	0	0	0	0
BBVA BANCO BHIF	COMPAÑÍA INDUSTRIAL CERVECERA S.A.	BRANCH	Joint and several guarantee	Net worth	0	488113	540059	488113	0	0	0	0	0
BANCO ESTADO	COMPAÑÍA INDUSTRIAL CERVECERA S.A.	BRANCH	Joint and several guarantee	Net worth	0	1964277	2152044	1964277	0	0	0	0	0
BANCO ESTADO	COMPAÑÍA INDUSTRIAL CERVECERA S.A.	BRANCH	Joint and several guarantee	Net worth	0	675074	746953	675074	0	0	0	0	0
BANCO ESTADO	COMPAÑÍA INDUSTRIAL CERVECERA S.A.	BRANCH	Joint and several guarantee	Net worth	0	492056	539816	492056	0	0	0	0	0

SCHEDULE V
Existing Liens

Filing Location	Debtor	Secured Party	Original File Date	Description of collateral
Santiago, Chile	Viña San Pedro S.A.	Banco del Estado de Chile	Public Deed executed on September 25, 2000, before the Public Notary Mr. Gonzalo de la Cuadra Fabres. Amended by Public Deed executed on January, 18, 2001, before the same Public Notary, filed at the Santiago Property Registry under folio 25, No 22, of the year 2001.	Consolidation, Reestructuring of debts and Mortgage over part of the plot "Hacienda la Patagua" and "Fundo La Aguada", both located in Pencahue, Talca and mortgage over rights to use public waters belonging to the land for 598.70 shares; Also Prohibition to Encumber and Transfer over the lands; and Prohibition to Ecumber and Transfer and to set up Agricultural Pledge (Prenda Agraria) or Industrial Pledges over the seeds, fruits, timbers, plantations and rights to use public waters. The Mortgage on the real estate is filed at folio 7,293 N° 2,489 of the Talca Property Registry, 2000. The Prohibiton to Encumber and Transfer over the real estate was filed at folio 13,222 N° 5,028 of the Talca Property Registry, 2000. The Prohibition to set up Agricultural Pledge (Prenda Agraria) is filed at folio 30 N° 24 of the Talca Prohibitions Registry, 2000. The Prohibition to set u p Industrial Pledges is filed at folio 28 N° 24 of the Talca Prohibitions Registry, 2000. The Mortgage over the right to use public waters is filed at folio 25 N° 22, and folio 21, N° 20, of the Talca Water Property Registry, 2000.
Santiago, Chile	Viña San Pedro S.A.	Banco del Estado de Chile	Public Deed executed on September 25, 2000, before the Public Notary Mr. Gonzalo de la Cuadra Fabres. An abstract of this public deed was published in the Official Gazette No.36.788, dated October 16, 2000	Pledge with no conveyance entered into in order to secure the consolidation and restructuring of debts as stated by the public deed executed on September 25, 2000, before the Public Notary Mr. Gonzalo De la Cuadra Fabres, referred above over the following assets: I.- Watering Equipment: Drop Watering Equipment for 267 ha. of vineyards, located in Zone B West side of Camino Urrutia. II.- Grape production of the following vineyards: (i) Zone A east side of the public road, Stage I, 1998 plantation, watering sectors C,D,E; Stage II, 1999 plantation, watering sectors A,B,F,G,H,I,J; Stage III East Watering Equipment, watering sectors A,B,C,D,E,F; Central Watering Equipment, watering sectors A,B,C,D,E,F,G; Central Watering Equipment, watering sectors H,I,J; North Watering Equipment, watering sectors A,B,C,D,E,F,G,H,I,J; (ii) Zone B west side of the public road, watering sectors A,B,C2,D2, E; watering sectors C1,D1,F,G; sectors 1 to 8, old plantations. The pledged assets are located in part of the real estate owned by Viña San Pedro S.A. denominated "Hacienda La Patagua y Fundo La Aguada".
Santiago, Chile	Viña San Pedro S.A.	Viña Casal de Gorchs S.A.	Public Deed executed on October 15, 2004, before the Public Notary Mr. René Benavente Cash.	Commercial Pledge. Prohibition entered into, in order to secure that the trademarks "Manquehue" and "Manquehuito" will only be used in Chile associated with the product "Manquehuito" or in wines only when using same forms, packages and containers. The duration of this prohibition is of 10 years, from the execution of the contract.

SCHEDULE VI
Existing Investments

I. INVESTMENTS IN RELATED COMPANIES (amounts in thousand Ch$)

Investor	Company	Country of origin	Stake	Book value of the investment

CCU S.A.	COMPAÑÍA CERVECERA KUNSTMANN S.A.	CHILE	50.0000%	743,110
CCU S.A.	CERVECERÍA AUSTRAL S.A.	CHILE	48.3730%	1,589,367
CCU ARGENTINA S.A.	CERVECERÍA AUSTRAL S.A.	CHILE	1.6274%	53,457
VIÑA SAN PEDRO S.A.	VIÑA DASSAULT SAN PEDRO S.A.	CHILE	50.0000%	1,336,943
VIÑA SAN PEDRO S.A.	VIÑA TABALÍ S.A.	CHILE	50.0000%	1,540,362
EMBOTELLADORAS CHILENAS UNIDAS S.A.	CALAF S.A.	CHILE	50.0000%	4,173,072

Aggregate				9,436,311

II. INVESTMENT IN STOCKS

INVESMENT IN STOCKS	NUMBER OF SHARES

S.A.C.I. FALABELLA S.A.	110,470
EMPRESAS CMPC S.A.	7,300
CIA. CHILENA DE TABACOS S.A.	5,879
CAP S.A.	2,957
PESQUERA COLOSO	24,357
ALTO PALERMO S.A.	23,459
CTI COMPANÍA TECNO INDUSTRIAL	1,018,164
BANCO DE CREDITO E INVERSIONES, A	694
INDIVER	60,729
EMPRESA PESQUERA EPERVA S.A.	34,750
BANCO DE CHILE	224,310
MADECO S.A.	97,758
INDUSTRIAS FORESTALES S.A.	34,727
SIEMEL	11,942
BANMEDICA	5,661
CUPRUM	157
AES GENER S.A.	18,518
ENERSIS S.A.	152,381
COMPAÑIA DE TELECOMUNICACIONES DE CHILE ,SERIE A	727
EMPRESAS IANSA S.A.	13,900
PUERTO VENTANAS S.A.	52

III. INVESTMENT IN OTHER ENTITIES

The main investments in stocks with no trade in stock markets as of September 30, 2004 are as follows:

M$
Transaxión S.A.	15,036
Cooperativa Eléctrica Talca Ltda	10,197
Renturbana S.A.	11,084
Otros	14,446

Total	50,763

IV. FUTURES CONTRACTS

FORWARDS BUYER

	Initial date	Final date	Days	Amount in US Dollars	Exchange rate future purchase	Bank

CCU	09/30/04	10/15/04	15	4,000,000	611.20	DEUTSCHE BANK

VIÑA SAN PEDRO	09/29/04	10/22/04	23	4,450,000	606.50	SANTANDER

CCU	09/29/04	10/29/04	30	1,500,000	606.40	BANCO DEL ESTADO

VIÑA SAN PEDRO	08/31/04	10/04/04	34	900,000	624.55	SANTANDER

VIÑA SAN PEDRO	09/14/04	10/28/04	44	2,600,000	615.05	BANCO DEL ESTADO

VIÑA SAN PEDRO	08/31/04	10/15/04	45	1,200,000	624.60	SANTANDER

VIÑA SAN PEDRO	09/10/04	10/28/04	48	1,050,000	617.95	BANCO DEL ESTADO

VIÑA SAN PEDRO	08/31/04	10/28/04	58	700,000	624.60	SANTANDER

VIÑA SAN PEDRO	08/31/04	11/02/04	63	550,000	624.60	SANTANDER

VIÑA SAN PEDRO	08/31/04	11/03/04	64	730,000	624.60	SANTANDER

VIÑA SAN PEDRO	08/31/04	11/15/04	76	1,300,000	624.60	SANTANDER

VIÑA SAN PEDRO	09/02/04	11/29/04	88	1,600,000	624.90	DEUTSCHE BANK

VIÑA SAN PEDRO	09/02/04	12/15/04	104	1,100,000	625.00	DEUTSCHE BANK

VIÑA SAN PEDRO	09/24/04	03/24/05	181	1,200,000	614.75	BANCO DEL ESTADO

VIÑA SAN PEDRO	09/29/04	03/29/05	181	1,200,000	606.85	BANCO DEL ESTADO

VIÑA SAN PEDRO	09/02/04	05/09/05	249	3,600,000	625.25	DEUTSCHE BANK

VIÑA SAN PEDRO	08/31/04	12/21/05	477	5,000,000	625.90	DEUTSCHE BANK

			SUBTOTAL	32,680,000

FORWARDS SALER

	Initial date	Final date	Days	Amount in US Dollars	Forward price	Bank

VIÑA SAN PEDRO	09/30/04	10/29/04	29	-1,000,000	610.50	DEUTSCHE BANK

			SUBTOTAL	-1,000,000

			TOTAL	31,680,000

Additionally, the Company has entered into two cross currency swaps that set-off each other for US$13.11 million with BBVA and BICE banks, with maturity on May 2008.

SCHEDULE VII
Assets Permitted to be Sold or Disposed

Previous Utilization	Location	Address	Description	Surface M2

Plant	Talca	El Arenal 411	Former Talca Plant	44,495
House	Talca	5 Norte 750	Administrator house	383
Site	Talca	O. Scheleyer 110/115/105/120	Residential land	1,237
Site	Talca	Km 238 Ruta 5 Sur	Former New Talca warehouse land	94,100

Plant	La Serena	Balmaceda 280	Former La Serena Plant	15,801
House	La Serena	O'higgins 154	House	159
Site	La Serena	Brasil 539	Land	705
Site	La Serena	D. Almagro N°834	Land next to water pumps	1,025

Warehouse	Calama	Avda Grau 1065	Former Calama warehouse	6,720

Site	Iquique	Wilson 167-183	Land with 2 streets exit	1,902

House	La Calera	Former Maltería La Calera	2 houses	419

House	Limache	O'Higgins116	Former Labor union	715
House	Limache	O'Higgins112	Former employees club house	1,405
House	Limache	O'Higgins110	Former dining hall	4,000
Plant	Limache	San Martín 111	Former Plant	79,004

Site	Santiago	Vitacura 2650/2682	Former Plant	5,331
Site	Santiago	Las Tranqueras	Land	912
Offices	Santiago	Ahumada 131 2° Piso	Former CCU S.A. headquarter	849
Offices	Santiago	Ahumada 131 11° Piso	Former CCU S.A. headquarter	695
Offices	Santiago	Ahumada 131 3° Piso	Former CCU S.A. headquarter	158

Parking Lot	Santiago	A. Vespc/Apoquindo y Huérf.	9 parkings places	135
Warehouse	Santiago	P. Norte 1600	Renca warehouse	74,456

Site	Concepción	P. de Valdivia 491	Site: P. De Valdivia N° 491	230
Site	Concepción	Malaquías Concha N°7	Site: Malaquías Concha N°7 plus hill	125,400
Site	Concepción	Malaquías Concha N°1	Site: Malaquías Concha N°1	373
Site	Concepción	Malaquías Concha N°16	Site: Malaquías Concha N°16	559

Site	Villa Alemana	Santa Ana s/n +Porvenir s/n	Site: Villa Alemana	7,955

Warehouse	Valparaíso	Chacabuco 2409	Chacabuco warehouses	110
Offices	Valparaíso	Prat 725	Prat 725 Floor 5° y 6°	1,600

Site	Lautaro	O'Higgins 371	O'Higgins 371 Lautaro	16,725

Plant	Victoria	Avda A, Prat s/n	Site	583,075

Warehouse	Viña del Mar	Avda Limache 3847	Former Viña del Mar plant and warehouse	23,850

Site	Lima (Peru)	Aut, Ramiro Priale /Huachipa	Land in Peru plus 2 wells	200,000

Plant	Osorno	Los Carrera + Germán Hube	Site + edification	42,111

Site	Cordoba(Arg)	Montecristo	Future Córdoba plant Site	190 Há

Plant	Cordoba(Arg)		Former Córdoba plant	21,655

Site	Salta (Arg)	Olmos, Dpto Los Cerrillos	Former Córdoba plant	3 Há

Warehouse	JUJUY (Arg)	León N° 370	Warehouse Ju-Juy	1,996

Site	Millahue	San José de Maipo	Land and spring	158 Há